      As filed with the Securities and Exchange Commission on July 1, 2005
                   An Exhibit List can be found on page II-3.
                           Registration No. 333-124132


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                               AMENDMENT NO. 2 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          ONE VOICE TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

            NEVADA                       0-27589                 95-4714338
-------------------------------      ----------------        -------------------
(State or other Jurisdiction of      (Commission File         (I.R.S. Employer
 Incorporation or Organization)            No.)              Identification No.)

                                      7372
                          (Primary Standard Industrial
                           Classification Code Number)

                         6333 GREENWICH DRIVE, SUITE 240
                           SAN DIEGO, CALIFORNIA 92122
                                 (858) 552-4466
        (Address and telephone number of principal executive offices and principal place of business)

                              DEAN WEBER, PRESIDENT
                          ONE VOICE TECHNOLOGIES, INC.
                         6333 GREENWICH DRIVE, SUITE 240
                           SAN DIEGO, CALIFORNIA 92122
                                 (858) 552-4466
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434 please check the following box [ ]

                                            CALCULATION OF REGISTRATION FEE
===========================================  ==============  ==================    ==================   ============
                                                              PROPOSED MAXIMUM      PROPOSED MAXIMUM     AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE   OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
             TO BE REGISTERED                  REGISTERED       SECURITY(1)             PRICE(1)            FEE
- -------------------------------------------  --------------  ------------------    ------------------   ------------
Shares of common stock, $.001 par value (2)     106,635,071  $            0.038    $     4,052,132.70   $     476.94
--------------------------------------------  -------------- ------------------    ------------------   ------------
Shares of common stock, $.001 par value (3)      58,139,536  $            0.038    $     2,209,302.37   $     260.03
--------------------------------------------  -------------- ------------------    ------------------   ------------
Shares of common stock, $.001 par value (4)      44,367,244  $            0.038    $     1,685,955.27   $     198.21
--------------------------------------------  -------------- ------------------    ------------------   ------------
Total                                           209,141,851                                             $     935.18*
============================================  ============== ==================    ==================   ============

*Previously paid

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on April 15, 2005.

(2) Represents 150% of the shares of common stock underlying 6% convertible promissory notes. The holders of the convertible notes have the right to require that some, none or all future interest accrued under the note be paid in the form of shares of common stock. We are not registering shares of our common stock issuable upon conversion of any future accrued and unpaid interest under the convertible note.

(3)   Represents 100% of the shares of common stock underlying Class A warrants.

(4) Represents 100% of the shares of common stock underlying Class A and Class B warrants issued pursuant to the second closing of the December 2004 private placement.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 1, 2005



                          ONE VOICE TECHNOLOGIES, INC.

                              209,141,851 SHARES OF

                                  COMMON STOCK


This prospectus relates to the resale by the selling stockholders of an aggregate of 209,141,851 shares of our common stock, par value $.001 per share, based on current market prices, including up to (i) 106,635,071 shares issuable upon conversion of our 6% convertible promissory notes, (iii) 58,139,536 shares issuable upon exercise of our Class A common stock purchase warrants, and (iii) 44,367,244 shares issuable upon exercise of our Class A and Class B common stock purchase warrants issued to certain of the selling stockholders pursuant to the second closing of our December 2004 private placement. The holders of the convertible notes have the right to require that some, none or all future interest accrued under the note be paid in the form of shares of common stock. We are not registering shares of our common stock issuable upon conversion of any future accrued and unpaid interest under the convertible note.



The shares of common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The stockholders may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution" beginning on page 31. The selling stockholders may be deemed to be a statutory underwriter of the shares of common stock, which they are offering. We cannot assure you that the selling stockholders will sell all or any portion of the shares offered in this prospectus.

We will pay the expenses of registering these shares. We will not receive any proceeds from the sale of shares of common stock in this offering. All of the net proceeds from the sale of our common stock will go to the selling stockholders. However, we will receive the exercise price of any common stock we issue to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of their warrants, if any, for general working capital purposes.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the NASD Over-The-Counter Bulletin Board under the symbol "ONEV." The last reported sales price per share of our common stock as reported by the NASD Over-The-Counter Bulletin Board on April 15, 2005 was $0.038.

            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 8.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this prospectus is July _, 2005.



THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY ONE VOICE TECHNOLOGIES, INC., WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary                                                             5
Description of Securities Being Registered                                     6
Risk Factors                                                                   8
Use of Proceeds                                                               12
Market for Common Equity and Related Stockholder Matters                      12
Management's Discussion and Analysis of Financial Condition
 and Results of Operations                                                    13
Business                                                                      19
Description of Property                                                       21
Legal Proceedings                                                             22
Management                                                                    23
Executive Compensation                                                        26
Security Ownership of Certain Beneficial Owners and Management                27
Description of Our Capital Stock                                              28
Indemnification for Securities Act Liabilities                                29
Selling Stockholders                                                          30
Plan of Distribution                                                          31
Legal Matters                                                                 32
Experts                                                                       33
Available Information                                                         33
Index to Consolidated Financial Statements                                    34
Part II. Information Not Required in Prospectus                               69
Indemnification of Directors and Officers                                     69
Other Expenses of Issuance and Distribution                                   69
Recent Sales of Unregistered Securities                                       69
Exhibits                                                                      73
Undertakings                                                                  77
Signatures                                                                    78

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS.

ONE VOICE TECHNOLOGIES, INC.

We are a voice recognition technology company with over $30 million invested in Research and Development and deployment of more than 20 million products worldwide in seven languages. To date, our customers include: ABS Computer Technologies, Golden State Cellular, Inland Cellular, Niveus Media, Panhandle Telephone Cooperative, Plateau Wireless, Tata Infotech, Telispire PCS, Walt Disney Internet Group, Warner Home Video and West Central Wireless. Based on our patented technology, we offer voice solutions for the Telecom and Interactive Multimedia markets. Our telecom solutions allow business and consumer phone users to Voice Dial, Group Conference Call, Read and Send E-Mail and Instant Message, all by voice. We offer PC OEM's the ability to bundle a complete voice interactive computer assistant which allows PC users to talk to their computers to quickly play digital media (music, videos, DVD) along with read and send e-mail messages, SMS text messaging to mobile phones, PC-to-Phone calling (VoIP) and PC-to-PC audio/video. We feel we are strongly positioned across these markets with our patented voice technology.

We were incorporated under the laws of the State of Nevada in 1999. Located in San Diego, California, we have 11 full-time employees and 6 consultant/part-time employees. We are traded on the NASD OTC Electronic Bulletin Board ("OTCBB") under the symbol ONEV.OB. One Voice commenced operations on July 14, 1999.

       The Offering

Common stock offered by selling stockholders    Up to 209,141,851 shares, based
(includes warrants and 150% of the shares       on current market prices and
underlying 6% convertible notes.............    assuming full conversion of the
                                                6% convertible promissory notes,
                                                exercise of the Class A
                                                warrants, and exercise the Class
                                                A and Class B warrants issued
                                                pursuant to the second closing
                                                of the December 2004 private
                                                placement.

                                                This number represents 43.19% of
                                                outstanding stock after the
                                                offering.

Common stock to be outstanding after the
offering....................................    Up to 484,245,450 shares

Use of proceeds.............................    We will not receive any proceeds
                                                from the sale of the common
                                                stock. However, we will receive
                                                the exercise price of any common
                                                stock we issue to the selling
                                                stockholders upon exercise of
                                                the warrants. We expect to use
                                                the proceeds received from the
                                                exercise of their warrants, if
                                                any, for general working capital
                                                purposes.

Over-The-Counter Bulletin Board ............    ONEV

The above information is based on 275,103,599 shares of common stock outstanding as of April 18, 2005 and assumes the subsequent conversion of our issued 6% convertible promissory notes, exercise of our Class A warrants and exercise of our Class A and Class B warrants issued pursuant to the second closing of our December 2004 private placement by our selling stockholders.

                   DESCRIPTION OF SECURITIES BEING REGISTERED

MARCH 2005 SUBSCRIPTION AGREEMENT

On March 18, 2005, we held our first closing pursuant to a Subscription Agreement we entered into with several accredited investors dated as of March 18, 2005, pursuant to which the investors subscribed to purchase an aggregate principal amount of $2,000,000 in 6% convertible promissory notes, and 100 Class A and Class B common stock purchase warrants for each 100 shares which would be issued on each closing date assuming full conversion of the convertible notes issued on each such closing date. We issued the aforementioned securities to the investors pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

$1,000,000 of the purchase price was paid to us by the investors on the initial closing date of March 18, 2005 and $1,000,000 of the purchase price will be paid to us pursuant to the second closing, which will take place on the 5th day after the actual effectiveness of the registration statement which we are required to file with the Securities and Exchange Commission registering the shares of our common stock, par value $.001 per share, issuable upon conversion of the promissory notes and exercise of the warrants.


The following sets forth the amounts invested by each accredited investor pursuant to the initial closing of an aggregate purchase price of $1,000,000 which was held on March 18, 2005 and accordingly, represents the principal amount of each investor's 6% convertible promissory note:

         o    Alpha Capital Aktiengesellschaft - $400,000
         o    Whalehaven Capital Fund Limited - $400,000
         o    Ellis International Ltd. - $125,000
         o    Omega Capital Small Cap Fund - $45,000
         o    Osher Capital Inc. - $30,000

In addition, the investors listed above have committed to purchase 6% convertible promissory notes for the exact same purchase prices as set forth above pursuant to the second closing which will take place on the 5th day after the actual effectiveness of this registration statement.


6% CONVERTIBLE PROMISSORY NOTES

The convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2005 and semi-annually thereafter and mature 3 years after the date of issuance. Each investor shall have the right to convert the convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.047 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

SAMPLE CONVERSION CALCULATION

The number of shares of common stock issuable upon conversion of a note is determined by dividing that portion of the principal of the note to be converted and interest, if any, by the conversion price. For example, assuming conversion of $2,000,000 of notes, on April 13, 2005, a conversion price of $0.0281 per share, the number of shares issuable upon conversion would be:

$2,000,000/$.0281 = 71,174,377

The conversion price is calculated by taking 80% the average of the three lowest closing prices for the 30 trading days prior to conversion.

CLASS A AND CLASS B COMMON STOCK PURCHASE WARRANTS

We issued an aggregate of 29,069,768 Class A common stock purchase warrants and 29,069,768 Class B common stock purchase warrants to the investors, representing 100 Class A and Class B warrants issued for each 100 shares which would be issued on the initial closing date assuming full conversion of the convertible notes issued on each such closing date. We will issue an additional aggregate of 29,069,768 Class A common stock purchase warrants and 29,069,768 Class B common stock purchase warrants to the investors, representing 100 Class A and Class B warrants issued for each 100 shares which would be issued on the second closing date. The Class A warrants are exercisable until four years from the initial closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the initial closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants. The exercise price of the Class A and Class B warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose all or a portion of our assets.

REGISTRATION RIGHTS





We are obligated to file a registration statement registering 150% of the shares of our common stock issuable upon conversion of the promissory notes and 100% of the shares of our common stock issuable upon exercise of the Class A warrants no later than 45 days after the initial closing date and cause it to be effective within 90 days after the initial closing date. If we do not meet the aforementioned filing and effectiveness deadlines, we shall pay to each investor an amount equal to 1% for the first 30 days or part thereof of the pendency of such non-registration event and 2% for each 30 days or part thereof, thereafter of the purchase price of the notes remaining unconverted and purchase price of the shares of our common stock issued upon conversion of the notes. We have granted piggy-back registration rights with respect to the shares issuable upon exercise of the Class B warrants. We are not registering any of the shares of our common stock underlying the Class B warrants in this prospectus. The holders of the convertible notes have the right to require that some, none or all future interest accrued under the note be paid in the form of shares of common stock. We are not registering shares of our common stock issuable upon conversion of any future accrued and unpaid interest under the convertible note.

DECEMBER 2004 SECURITIES PURCHASE AGREEMENT

On December 23, 2004, we held our second closing pursuant to a Subscription Agreement with Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd., and Momona Capital Corp. (the "Investors") dated October 28, 2004 pursuant to which the Investors purchased an aggregate principal amount of $1,490,000 in 7% convertible promissory notes, and 100 Class A and Class B common stock purchase warrants for each 100 shares which would be issued on each closing date assuming full conversion of the convertible notes issued on each such closing date. The aforementioned securities were issued to the Investors by us pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or
Section 4(2) of the Act.

CLASS A AND CLASS B COMMON STOCK PURCHASE WARRANTS (SECOND CLOSING)

We are registering an aggregate of 44,367,244 shares of our common stock issuable upon exercise of our Class A and Class B common stock purchase warrants in this prospectus, representing 100 Class A and Class B warrants for each 100 shares which were issued on the second closing date assuming full exercise of the Class A and Class B warrants issued on the second closing date.

The warrants expire five years from the date of issuance and are exercisable at a price of $0.07 per share. The warrants are subject to exercise price adjustments upon the occurrence of certain events including stock dividends, stock splits, mergers, reclassifications of stock or our recapitalization. The exercise price of the warrants is also subject to reduction if we issue shares of our common stock on any rights, options or warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTC Bulletin Board.

                                  RISK FACTORS

THIS INVESTMENT HAS A HIGH DEGREE OF RISK. BEFORE YOU INVEST YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN. THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

       RISKS RELATING TO OUR CURRENT MARCH 18, 2005 SUBSCRIPTION AGREEMENT

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE NOTES, AND WARRANTS THAT ARE BEING REGISTERED IN THIS PROSPECTUS SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of April 18, 2005, we had 275,103,599 shares of common stock issued and we are registering in this prospectus shares of common stock underlying convertible promissory notes that may be converted into an estimated 106,635,071 shares of common stock at current market prices, and warrants to purchase 102,506,780 shares of common stock. As sequential conversions and sales take place, the price of our securities may decline and if so, our convertible note holders would be entitled to receive an increasing number of shares, which could then be sold, triggering further price declines and conversions for even larger numbers of shares, to the detriment of the investors in this offering. All of the shares, including all of the shares issuable upon conversion of the note and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

Our obligation to issue shares upon conversion of our convertible securities is essentially limitless. As sequential conversions and sales take place, the price of our securities may decline and if so, our convertible note holders would be entitled to receive an increasing number of shares, which could then be sold, triggering further price declines and conversions for even larger numbers of shares, to the detriment of the investors in this offering. All of the shares, including all of the shares issuable upon conversion of the note and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The following is an example of the amount shares of our common stock that is issuable, upon conversion of our convertible notes, based on market prices 25%, 50% and 75% below the current conversion price, as of April 18, 2005 of $0.035.

                                                   With                                            Percentage of
% Below Market          Price Per Share       Discount of 20%     Number of Shares Issuable      Outstanding Stock
- --------------          ---------------       ---------------     -------------------------      -----------------
     25%                    $.0264                $.0211                  94,786,730                  25.63%
     50%                    $.0176                $.0141                 142,180,095                  34.07%
     75%                    $.0088                $.0070                 284,360,190                  50.83%

As illustrated, the number of shares of common stock issuable upon conversion of our convertible notes being registered in this prospectus will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE NOTE AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the convertible note and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible note and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. If this 9.99% limitation is waived there is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering, and may result in a change of control of our company.




THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The convertible debentures are convertible into shares of our common stock at a 20% discount to the average of the three lowest closing prices during the 30 days prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholders could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE A HISTORY OF LOSSES. WE EXPECT TO CONTINUE TO INCUR LOSSES, AND WE MAY NEVER ACHIEVE AND SUSTAIN PROFITABILITY.

Since inception, we have incurred significant losses and have negative cash flows from operations. These factors, among others discussed in Note 1 to the financial statements, raise substantial doubt about the ability to continue as a going concern. We expect to continue to incur net losses until sales generate sufficient revenues to fund our continuing operations. We may fail to achieve significant revenues from sales or achieve or sustain profitability. There can be no assurance of when, if ever, we will be profitable or be able to maintain profitability.

IF WE DO NOT BECOME PROFITABLE WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

Our future sales and profitability depend in part on our ability to demonstrate to prospective customers the potential performance advantages of using voice interface software. To date, commercial sales of our software have been limited.

WE HAVE A LIMITED OPERATING HISTORY WHICH MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS.

Our current corporate entity commenced operations in 1999 and has a limited operating history. We have limited financial results on which you can assess our future success. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets, such as voice recognition software, media delivery systems and electronic commerce.

To address the risks and uncertainties we face, we must:

o establish and maintain broad market acceptance of our products and services and convert that acceptance into direct and indirect sources of revenues;

o     maintain and enhance our brand name;

o continue to timely and successfully develop new products, product features and services and increase the functionality and features of existing products;

o successfully respond to competition, including emerging technologies and solutions; and

o develop and maintain strategic relationships to enhance the distribution, features and utility of our products and services.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED.

We believe that our available short-term assets and investment income will be sufficient to meet our operating expenses and capital expenditures through the end of fiscal year 2005. We do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain contracts for the provision of voice interface software.

OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY.

As a result of our limited operating history and the rapidly changing nature of the markets in which we compete, our quarterly and annual revenues and operating results are likely to fluctuate from period to period. These fluctuations may be caused by a number of factors, many of which are beyond our control. These factors include the following, as well as others discussed elsewhere in this section:

o how and when we introduce new products and services and enhance our existing products and services;

o our ability to attract and retain new customers and satisfy our customers' demands;

o     the timing and success of our brand-building and marketing campaigns;

o     our ability to establish and maintain strategic relationships;

o     our ability to attract, train and retain key personnel;

o     the demand for voice recognition applications;

o     the emergence and success of new and existing competition;

o varying operating costs and capital expenditures related to the expansion of our business operations and infrastructure, domestically and internationally, including the hiring of new employees;




o technical difficulties with our products, system downtime, system failures or interruptions in Internet access;

o     changes in the mix of products and services that we sell to our customers;

o costs and effects related to the acquisition of businesses or technology and related integration; and

o     costs of litigation and intellectual property protection.

In addition, because the market for our products and services is relatively new and rapidly changing, it is difficult to predict future financial results.

For these reasons, you should not rely on period-to-period comparisons of our financial results, if any, as indications of future results. Our future operating results could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results will likely increase the volatility of our stock price.

WE ARE A DEVELOPMENT-STAGE COMPANY AND UNEXPECTED OR UNCONTROLLABLE BUSINESS OR ECONOMIC FORCES ARE MORE LIKELY TO HARM US.

We are in the development or starting stages of our business plan and are therefore more vulnerable to unexpected or uncontrollable business and economic forces. Unknown software errors may not be corrected in time to develop a sustainable customer base. Unfavorable product reviews or news reports could squelch early sales efforts. A competitor may quickly release a better version of a similar product before we can complete our development efforts. Economic conditions such as a national or world recession, international trade restrictions on computer product sales, or a slowdown in new technology growth could reduce our revenues below financially-healthy levels. The risks of a development-stage company include a lack of job security for employees and the possible loss of all investment funds by investors.

OUR CURRENT AND POTENTIAL COMPETITORS, SOME OF WHOM HAVE GREATER RESOURCES THAN WE DO, MAY DEVELOP PRODUCTS AND TECHNOLOGIES THAT MAY CAUSE DEMAND FOR, AND THE PRICES OF, OUR PRODUCTS TO DECLINE.

A number of companies have developed, or are expected to develop, products that compete with our products. Competitors in the voice interface software market include IBM, Scansoft and Nuance. We expect additional competition from other companies such as Microsoft, who has recently made investments in, and acquired, voice interface technology companies. Furthermore, our competitors may combine with each other, and other companies may enter our markets by acquiring or entering into strategic relationships with our competitors. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the abilities of their advanced speech and language technology products to address the needs of our prospective customers.

Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger customer bases than we do. Our present or future competitors may be able to develop products comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than we do. Accordingly, we may not be able to compete effectively in our markets, competition may intensify and future competition may harm our business.

ANY INABILITY TO ADEQUATELY PROTECT OUR PROPRIETARY TECHNOLOGY COULD HARM OUR ABILITY TO COMPETE.

Our future success and ability to compete depends in part upon our proprietary technology and our trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret laws, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

We have recently been issued three patents covering the United States, Australia, China and parts of Europe. Any patents that are issued to us could be invalidated, circumvented or challenged. If challenged, our patents might not be upheld or their claims could be narrowed. Our intellectual property may not be adequate to provide us with competitive advantage or to prevent competitors from entering the markets for our products. Additionally, our competitors could independently develop non-infringing technologies that are competitive with, equivalent to, and/or superior to our technology. Monitoring infringement and/or misappropriation of intellectual property can be difficult, and there is no guarantee that we would detect any infringement or misappropriation of our proprietary rights. Even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights could cause us to divert financial and other resources away from our business operations. Further, we license our products internationally, and the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States.

OUR PRODUCTS MAY INFRINGE UPON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS AND RESULTING CLAIMS AGAINST US COULD BE COSTLY AND REQUIRE US TO ENTER INTO DISADVANTAGEOUS LICENSE OR ROYALTY ARRANGEMENTS.




The software industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement and the violation of intellectual property rights. Although we attempt to avoid infringing upon known proprietary rights of third parties, we may be subject to legal proceedings and claims for alleged infringement by us or our licensees of third-party proprietary rights, such as patents, trade secrets, trademarks or copyrights, from time to time in the ordinary course of business. Any claims relating to the infringement of third-party proprietary rights, even if not successful or meritorious, could result in costly litigation, divert resources and management's attention or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making these claims may be able to obtain injunctions, which could prevent us from selling our products. Furthermore, former employers of our employees may assert that these employees have improperly disclosed confidential or proprietary information to us. Any of these results could harm our business. We may be increasingly subject to infringement claims as the number of, and number of features of, our products grow.

IF THE STANDARDS WE HAVE SELECTED TO SUPPORT ARE NOT ADOPTED AS THE STANDARDS FOR SPEECH-ACTIVATED SOFTWARE, BUSINESSES MIGHT NOT USE OUR SPEECH-ACTIVATED SOFTWARE PLATFORM FOR DELIVERY OF APPLICATIONS AND SERVICES, AND OUR REVENUE GROWTH COULD BE NEGATIVELY AFFECTED.

The market for speech-activated services software is new and emerging. Certain industry software standards have, however, been established but may change as the technology evolves. We may not be competitive unless our products support changing industry software standards. The emergence of industry standards other than those we have selected to support, whether through adoption by official standards committees or widespread usage, could require costly and time consuming redesign of our products. If these standards become widespread and our products do not support them, our clients and potential clients may not purchase our products, and our revenue growth could be adversely affected. Multiple standards in the marketplace could also make it difficult for us to design our products to support all applicable standards, which could also result in decreased sales of our products.

OUR FAILURE TO RESPOND TO RAPID CHANGE IN THE MARKET FOR SPEECH-ACTIVATED SERVICES SOFTWARE COULD CAUSE US TO LOSE REVENUE AND HARM OUR BUSINESS.

The speech-activated services software industry is relatively new and rapidly evolving. Our success will depend substantially upon our ability to enhance our existing products and to develop and introduce, on a timely and cost-effective basis, new products and features that meet changing end-user requirements and incorporate technological advancements. If we are unable to develop new products and enhanced functionalities or technologies to adapt to these changes, or if we cannot offset a decline in revenue from existing products with sales of new products, our business will suffer.

Commercial acceptance of our products and technologies will depend, among other things, on:

o the ability of our products and technologies to meet and adapt to the needs of our target markets;

o the performance and price of our products as compared to our competitors' products;

o our ability to deliver customer service directly and through our resellers; and

o     the ability of our customers to utilize our product.

                       RISKS RELATING TO OUR COMMON STOCK

IF WE FAIL TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECREASE SIGNIFICANTLY.

Public market analysts and investors have not been able to develop consistent financial models for the Internet market because of the unpredictable rate of growth of Internet use, the rapidly changing models of doing business on the Internet and the Internet's relatively low barriers to entry. As a result, and because of the other risks discussed in this prospectus, it may be likely that our actual results will not meet the expectations of public market analysts and investors in future periods. If this occurs, the price of our common stock will likely fall.

OUR COMMON STOCK IS SUBJECT TO "PENNY STOCK" RULES.

The Securities and Exchange Commission (the "Commission") has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

(i) that a broker or dealer approve a person's account for transactions in penny stocks; and

(ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

(i) obtain financial information and investment experience objectives of the person; and

(ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13 in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.


                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders of our company. There will be no proceeds to our company from the sale of shares of common stock in this offering. However, we will receive the exercise price of any common stock we issue to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of their warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock began trading on the NASDAQ SmallCap Market on October 24, 2000, under the symbol ONEV. Our common stock previously traded on the OTC Electronic Bulletin Board under the same symbol. The OTC Electronic Bulletin Board is sponsored by the National Association of Securities Dealers (NASD) and is a network of security dealers who buy and sell stocks. Our common stock is currently traded on NASD OTC Electronic Bulletin Board under the symbol ONEV.OB.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                             Low     High
                                            -----   -------
        2003
        First Quarter                        .07      .17
        Second Quarter                       .08      .11
        Third Quarter                        .03      .10
        Fourth Quarter                       .03      .07

        2004
        First Quarter                        .02      .05
        Second Quarter                       .01      .22
        Third Quarter                        .08      .16
        Fourth Quarter                       .01      .12

        2005
        First Quarter                        .08      .04


As of April 18, 2005, our common stock is held by 175 stockholders of record. We believe that the number of beneficial owners is substantially greater than the number of record holders because a significant portion of our outstanding common stock is held of record in broker street names for the benefit of individual investors. The transfer agent of our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

DIVIDEND POLICY

Our Board of Directors determines any payment of dividends. We do not expect to authorize the payment of cash dividends in the foreseeable future. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements, and other business and financial considerations.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 WHICH ARE BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS. SEE "RISK FACTORS."

OVERVIEW

We are a voice recognition technology company with over $30 million invested in Research and Development and deployment of more than 20 million products worldwide in seven languages. To date, our customers include: ABS Computer Technologies, Golden State Cellular, Inland Cellular, Niveus Media, Panhandle Telephone Cooperative, Plateau Wireless, Tata Infotech, Telispire PCS, Walt Disney Internet Group, Warner Home Video and West Central Wireless. Based on our patented technology, we offer voice solutions for the Telecom and Interactive Multimedia markets. Our telecom solutions allow business and consumer phone users to Voice Dial, Group Conference Call, Read and Send E-Mail and Instant Message, all by voice. We offer PC OEM's the ability to bundle a complete voice interactive computer assistant which allows PC users to talk to their computers to quickly play digital media (music, videos, DVD) along with read and send e-mail messages, SMS text messaging to mobile phones, PC-to-Phone calling (VoIP) and PC-to-PC audio/video. We feel we are strongly positioned across these markets with our patented voice technology.

Since the beginning of 2004, we have made solid progress in closing deals with several telecom carriers and select PC OEM's. Both Golden State Cellular and Inland Cellular have launched our MobileVoice service, to their subscribers, in December 2004 and we anticipate West Central Wireless to launch our MobileVoice service, to their subscribers, in April, 2005. These three carrier launches of our MobileVoice product show the commercial readiness along with the start of revenue generation from our MobileVoice product.

Additionally, since the beginning of 2004 we have been awarded two patents in China and two patents covering 18 European countries. These patents extend our Intellectual Property (IP) coverage from the United States, Australia, China and throughout select European countries, giving us added protection of our technology.

Our corporate focus for 2004 and 2005 is to generate monthly recurring revenue from our MobileVoice product in the telecom sector and to generate sales from our Media Center Communicator product in the PC sector. As a small company with limit resources, we have not actively focused on contracts that will not generate substantial revenue. Accordingly, we have cancelled our contract with San Diego State University (SDSU) since SDSU did not provide adequate on-campus marketing as agreed upon. We could not provide on-campus marketing/sales support so it was in our best interest to discontinue the agreement. Our company's focus must remain on substantial revenue bearing deals where our partners (such as a telecom carrier or PC OEM) will actively market our products and services to their customers/subscribers. In addition, we have not pursued Montan Telecom nor carriers in Mexico since these opportunities will likely not generate substantial revenue in the near-term. We feel this strategy is in the best interest of our shareholders. Therefore, we will continue to focus efforts on domestic telecom carriers and PC OEM's for our products sales/distribution. We anticipate that by the end of 2005, we will have contracts with telecom carriers with an aggregate base of over 2 million subscribers domestically.

In 2004, we were selected by Tata Infotech, a leading Indian IT company and part of the Tata Group, India's most trusted and best-known industrial group, to co-develop a customized MobileVoice solution for the high growth Indian telecom market. We have subsequently worked closely with members of their team to tune our MobileVoice platform to increase voice recognition rates for English speaking Indian users. Our mutual goal is to perform a pilot test of our MobileVoice platform to telecom providers in India in 2005 with a potential launch in 2006. The wireless industry in India is one of the fastest growing markets globally and we hope to position our products to align with this growth. We see a tremendous opportunity to generate substantial revenue with Tata and will continue to apply resources to make this a successful venture in the Indian market.




We are very excited to have been selected by Microsoft in May 2004 to be showcased in their Windows Hardware Showcase at the 2004 Windows Hardware Engineering Conference (WinHEC). At WinHEC, Microsoft demonstrated our Media Center Communicator product running on their Windows XP Media Center Edition 2004 operating system. Since Microsoft's recent, October 12, 2004, launch of their updated Windows XP Media Center Edition 2005 product, we have finalized and launched our Media Center Communicator product which now works with this update to Windows XP Media Center 2005. Our Communicator product adds voice-recognition capabilities to the Windows XP Media Center 2005 product. In January, 2005 our Media Center Communicator was demonstrated by both Microsoft and Intel at the annual Consumer Electronics Show (CES) held in Las Vegas, Nevada. Additionally, our Media Center Communicator product was demonstrated by Intel on a nationwide media tour which included several on-air news broadcasts. Intel recently demonstrated our Media Center Communicator at their annual Intel Developers Forum (IDF) held in San Francisco, CA. We were also selected by the CTIA Wireless organization to showcase our Media Center Communicator in their Wireless Home at the annual CTIA Wireless 2005 tradeshow.

In summary, since the beginning of 2004 we have closed several contracts with telecom carriers and we will begin seeing revenue generated starting with the launch by Golden State Cellular, Inland Cellular and West Central Wireless. We were selected by Microsoft to showcase our Media Center Communicator at both WinHEC and CES and Intel showcased our Media Center Communicator at CES and Intel Developer Forum. Additionally, we have launched our Media Center Communicator product to add voice recognition to the Windows XP Media Center operating system. Our focus is to generate revenue and we are committed to building shareholder value in our company.

CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to impairment of property, plant and equipment, intangible assets, deferred tax assets and fair value computation using Black Scholes option pricing model. We base our estimates on historical experience and on various other assumptions, such as the trading value of our common stock and estimated future undiscounted cash flows, that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.


RESULTS OF OPERATIONS

THE FOLLOWING TABLE SETS FORTH SELECTED INFORMATION FROM THE STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004.

                  SELECTED STATEMENT OF OPERATIONS INFORMATION


                                                        Three Months Ended
                                                              March 31,
                                                         2005          2004
                                                    ------------   ------------

          Gross revenues                            $     10,363   $         --

          Cost of sales                                   (1,128)            --
          General and administrative expenses         (2,074,051)    (1,242,434)
                                                    ------------   ------------

          Net loss                                  $ (2,064,816)  $ (1,242,434)
                                                    ============   ============


DISCUSSION OF THE THREE MONTHS ENDED MARCH 31, 2005 COMPARED WITH THE THREE MONTHS ENDED MARCH 31, 2004.

We had revenues of $10,363 for the three months ended March 31, 2005. There were no revenues for the three months ended March 31, 2004.

General and administrative expenses increased to $2,074,051 for the three months ended March 31, 2005 from $1,242,434 for the same period in 2004. The increase in general and administrative expenses over the same quarter in 2004 was due primarily to the amortization of debt discounts during the first quarter. Salary and wage expense was $327,500 for the three months ended March 31, 2005 as compared to $277,000 for the same period in 2004. The increase in 2005 as compared to 2004 arose primarily from an increase in our labor force. Legal and consulting expenses increased to $89,000 for the three months ended March 31, 2005 as compared to $61,000 for the same period in 2004. Depreciation and amortization expenses decreased to $51,000 for the three months ended March 31, 2004 from $150,000 for the same period in the prior year, primarily due to the retirement of fixed assets. Amortization and Depreciation expenses consisted of patent and trademarks, computer equipment and software development fees. Interest expense increased to $1,057,000 in 2005, as compared to $345,000 in 2004, primarily due to amortization of debt discounts.

We had a net loss of $2,064,816, or basic and diluted net loss per share of $0.01, for the three months ended March 31, 2005 compared to $1,242,434, or basic and diluted net loss per share of $0.01, for the same period in 2004.

LIQUIDITY AND CAPITAL RESOURCES FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004.

At March 31, 2005, we had a negative working capital of $885,539 as compared to negative working capital of $1,124,263 at March 31, 2004.




Net cash used in operating activities was $822,200 for the quarter ended March 31, 2005 compared to $341,766 for the quarter ended March 31, 2004. We believe that our average monthly cash requirements approximate $260,000. From inception on January 1, 1999 to March 31, 2005, net cash used for operating activities was $25,025,429.

Net cash used in investing activities was $17,766 for the quarter ended March 31, 2005 compared to $19,487 for the quarter ended March 31, 2004. During the three months ended March 31, 2005, cash was primarily used for capitalized computer equipment and patents. From inception on January 1, 1999 to March 31, 2005, net cash used for investing activities was $4,948,978.

Net cash provided by financing activities was $919,988 for the quarter ended March 31, 2005 compared to $325,000 for the quarter ended March 31, 2004. From inception on January 1, 1999 to March 31, 2005 net cash provided by financing activities was $30,590,071.

We incurred a net loss of $2,064,816 during the quarter ended March 31, 2005, and had an accumulated deficit of $39,906,302. Our losses through March 31, 2005 included interest expense, development costs and operational and promotional expenses.

We anticipate maintaining a cash balance through our financial partners that will sustain operations up to December 2005. We continue to rely heavily on our current method of convertible debt and equity funding, which has financed us since 2001, until we are operationally breakeven. The losses through the quarter ended March 31, 2005 were due to minimal revenue and our operating expenses, with the majority of expenses in the areas of: salaries, legal fees, consulting fees, as well as amortization expense relating to software development, debt issue costs and beneficial conversion features. We face considerable risk in completing each of our business plan steps, including, but not limited to: a lack of funding or available credit to continue development and undertake product rollout; potential cost overruns; a lack of interest in its solutions in the market on the part of wireless carriers or other customers; potential reduction in wireless carriers which could lead to significant delays in consummating revenue bearing contracts; and/or a shortfall of funding due to an inability to raise capital in the securities market. Since further funding is required, and if none is received, we would be forced to rely on our existing cash in the bank or secure short-term loans. This may hinder our ability to complete our product development until such time as necessary funds could be raised. In such a restricted cash flow scenario, we would delay all cash intensive activities including certain product development and strategic initiatives described above.


DISCUSSION OF THE YEAR ENDED DECEMBER 31, 2004 COMPARED WITH THE YEAR ENDED DECEMBER 31, 2003.

Revenues totaled $2,105 for the year ended December 31, 2004. Revenues of $50,000 were earned for the year ended December 31, 2003. The recognition of revenues for the year ended 2003 resulted primarily from work performed in the DVD/Multimedia sector.

Operating expenses decreased to $5,382,653 for the year ended December 31, 2004 from $5,975,907 for the same period in 2003. The decrease in operating expenses over the same period in 2003 was a direct result of a decrease of all major expense categories for the period as compared to the year prior. Salary and wage expense was $1,229,002 for the year ended December 31, 2004 as compared to approximately $1,195,000 for the same period in 2003. The increase in 2004 as compared to 2003 arose primarily from the addition of a marketing employee. Advertising and promotion expense totaled $27,262 for the year ended December 31, 2004 as compared to $11,770 for the same period in 2003. Advertising and promotion expense increase resulted from our increase in our travel budget. Legal and consulting expenses decreased to approximately $263,000 for the year ended December 31, 2004 from approximately $314,000 for the same period in 2003. Depreciation and amortization expenses decreased to approximately $499,000 for the year ended December 31, 2004 from approximately $664,000 for the same period in the prior year. Amortization and Depreciation expenses consisted of patent and trademarks, computer equipment, consultant fees, and tradeshow booth. Interest expense decreased to approximately $1,650,000 in 2004, as compared to approximately $2,297,000 in 2003, primarily due to a decrease in the number of convertible debenture financings that we engaged in and the conversion of previously outstanding debt into common stock.

We had a net loss of $5,382,478 or basic and diluted net loss per share of $0.03 for the year ended December 31, 2004 compared to a net loss of $5,931,972 or basic and diluted net loss per share of $0.09 for the same period in 2003.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2004, we had a working capital deficit of $810,682 as compared with a working capital deficit of $791,776 at December 31, 2003.

Net cash used for operating activities was $2,671,305 for the year ended December 31, 2004 compared to $2,559,083 for the year ended December 31, 2003. >From inception on January 1, 1999 to December 31, 2004, net cash used for operating activities was $24,203,229.

Net cash used for investing activities was $150,844 for the year ended December 31, 2004 compared to net cash used of $143,213 for the year ended December 31, 2003. From inception on January 1, 1999 to December 31, 2004, net cash used for investing activities was $4,931,212.




Net cash provided by financing activities was $3,304,082 for the year ended December 31, 2004 compared to $2,006,850 for the year ended December 31, 2003. >From inception on January 1, 1999 to December 31, 2004 net cash provided by financing activities was $29,670,083.

We incurred a net loss of $5,382,478 during the year ended December 31, 2004 and had an accumulated deficit of $37,841,486. Our losses through December 2004 included interest expense, amortization of software licensing agreements and development costs and operational and promotional expenses. Sales of our convertible debt securities have allowed us to maintain a positive cash flow balance from financing activities.

On April 10, 2003, we entered into a Securities Purchase Agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Ellis Enterprises Ltd., Greenwich Growth Fund Limited, and 01144 Limited for the issuance of 4% convertible debentures in the aggregate amount of $600,000. The notes bear interest at 4% (effective interest rate in excess of 100%), mature on April 10, 2005, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.1166 or (ii) 80% of the average of the five lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before April 10, 2005 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 350,004 warrants to the investors. The warrants are exercisable until April 10, 2008 at a purchase price of $.1272 per share. Net proceeds amounted to approximately $540,000, net of debt issue cash cost of $60,000. The fair value of the warrants of $25,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $515,000 have been amortized over the life of the debt using the interest method. Upon conversion of the debt, any unamortized debt issue costs was charged to interest expense.

On June 30, 2003, we entered into a Securities Purchase Agreement with two accredited investors, Alpha Capital Aktiengesellschaft, and Bristol Investment Fund Limited, for the issuance of 4% convertible debentures in the aggregate amount of $500,000. The notes bear interest at 4% (effective interest rate in excess of 100% on the aggregate amount), mature on June 20, 2005, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.1023 or (ii) 80% of the average of the five lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before June 30, 2005 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 291,670 warrants to the investors. The warrants are exercisable until June 30, 2008 at a purchase price of $.1116 per share. Net proceeds amounted to approximately $437,500, net of debt issue cash cost of $62,500. The fair value of the warrants of $11,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $143,000 was amortized as interest expense over the life of the debt using the interest method. Upon conversion of the debt, any unamortized debt issue costs was charged to interest expense.

On September 17, 2003, we entered into a Securities Purchase Agreement with three accredited investors, Alpha Capital Aktiengesellschaft, Bristol Investment Fund Limited and Ellis Enterprises Ltd for the issuance of 6% convertible debentures in the amount of $375,000. The notes bear interest at 6% (effective interest rate of 80% on the aggregate amount), mature on September 17, 2004, and are convertible into our common stock, at the holders' option, at the lower of
(i) $0.0474 or (ii) 78% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before September 17, 2004 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued 4,746,837 warrants to the investors. The warrants are exercisable until September 17, 2010 at a purchase price of $.0474 per share. Net proceeds amounted to approximately $334,500, net of debt issue cash cost of $40,500. The relative value (limited to the face amount of the debt) of all the warrants of $164,000 using Black Scholes option pricing model, cash cost of $40,500 and the beneficial conversion feature of approximately $170,500 will be amortized over the life of the debt using the interest method. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

On November 10, 2003, we entered into a Securities Purchase Agreement with three accredited investors, Alpha Capital Aktiengesellschaft, Bristol Investment Fund Limited and Ellis Enterprises Ltd for the issuance of 6% convertible debentures in the amount of $375,000. The notes bear interest at 6% (effective interest rate of 80% on the aggregate amount), mature on November 10, 2004, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.0474 or (ii) 78% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before November 10, 2004 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued 4,746,837 warrants to the investors. The warrants are exercisable until November 10, 2010 at a purchase price of $.0474 per share. Net proceeds amounted to approximately $345,000, net of debt issue cash cost of $30,000. The relative value (limited to the face amount of the debt) of all the warrants of $127,000 using Black Scholes option pricing model, cash cost of $30,000 and the beneficial conversion feature of approximately $211,000 will be amortized over the life of the debt using the interest method. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.




On December 12, 2003, we entered into a Securities Purchase Agreement with La Jolla Cove Investors, Inc. for the issuance of a 7.75% convertible debenture in the aggregate amount of $250,000. The note bears interest at 7.75%, matures on December 12, 2005, and is convertible into our common stock, at the holders' option. The number of common shares this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the Conversion Price multiplied by ten times the dollar amount of the Debenture being converted, and the entire forgoing result shall be divided by the Conversion Price. The Conversion Price is defined as the lower of (i) $0.25 or (ii) 80% of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to Holder's election to convert. Beginning in the first full calendar month after the Registration Statement is declared effective, Holder shall convert at least 7%, but no more than 15% (such 15% maximum amount to be cumulative from the deadline), of the face value of the debenture per calendar month into our common shares, provided that the common shares are available, registered and freely tradable. In addition, we issued an aggregate of 2,500,000 warrants to the investors. The warrants are exercisable until December 12, 2006 at a purchase price of $1.00 per share. Holder will exercise at least 7%, but no more than 15% (such 15% maximum amount to be cumulative from the Deadline), of the Warrants per calendar month, provided that the Common Shares are available, registered and freely tradable. The 15% monthly maximum amount shall not be applicable if the Current Market Price of the Common Stock at anytime during the applicable month is higher than the Current Market Price of the Common Stock on the Closing Date. In the event Holder does not exercise at least 7% of the Warrants in any particular calendar month, Holder shall not be entitled to collect interest on the Debenture for that month. The fair value of the warrants of $18,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $219,000 will be amortized as interest expense over the life of the debt using the interest method. Upon conversion of the debt mentioned here, any unamortized debt issue costs will be charged to expense. As of December 31, 2003 the principal balance amounted to $250,000 and the unamortized debt discount amounted to approximately $243,000.

On August 18, 2004, we entered into a Securities Purchase Agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Greenwich Growth Fund Limited, Whalehaven Capital, LP and Whalehaven Fund Limited for the issuance of 7% convertible debentures in the aggregate amount of $700,000. The notes bear interest at 7% (effective interest rate of 146% on the aggregate amount), mature on August 18, 2007, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.085 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before August 18, 2007 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 7,063,774 warrants to the investors (3,531,887 Class A warrants and 3,531,887 Class B warrants). The Class A warrants are exercisable until August 18, 2009 at a purchase price of $.0935 per share. The Class B warrants are exercisable until August 18, 2009 at a purchase price of $.10625 per share. Net proceeds amounted to approximately $621,000, net of debt issue cash cost of $79,000. The fair value of the warrants of $323,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $298,000 will be amortized over the life of the debt using the interest method. Upon conversion of the debt, unamortized debt issue costs are charged to expense.

On October 28, 2004, we entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd. and Momona Capital Corp. for the issuance of 7% convertible debentures in the aggregate amount of $596,000. The notes bear interest at 7% (effective interest rate of 100% on the aggregate amount), mature on October 28, 2007 and are convertible into our common stock, at the holders' option, at the lower of (i) $0.074 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before October 28, 2007 without the consent of the holder. The full principal amount of the convertible note is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 11,825,398 Class A warrants and 11,825,398 Class B warrants to the investors. The warrants are exercisable until October 28, 2009 at a purchase price of $0.07 per share. Net proceeds amounted to approximately $532,000, net of debt issue cash cost of $64,000. The relative value (limited to the face amount of the debt) of all the warrants of $276,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $319,000 will be amortized over the life of the debt using the interest method. As of December 31, 2004, the balance owed was $266,000 and the unamortized discount amounted to $250,000. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

On December 23, 2004, we entered into a securities purchase agreement with Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd. and Momona Capital Corp. for the issuance of 7% convertible debentures in the aggregate amount of $894,000. The notes bear interest at 7% (effective interest rate of 100% on the aggregate amount), mature on December 23, 2007 and are convertible into our common stock, at the holders' option, at the lower of
(i) $0.074 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before December 23, 2007 without the consent of the holder. The full principal amount of the convertible note is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 22,183,622 Class A warrants and 22,183,622 Class B warrants to the investors. The warrants are exercisable until December 23, 2009 at a purchase price of $0.07 per share. Net proceeds amounted to approximately $835,000, net of debt issue cash cost of $59,000. The relative value (limited to the face amount of the debt) of all the warrants of $682,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $210,000 will be amortized over the life of the debt using the interest method. As of December 31, 2004, the balance owed was $854,000 and the unamortized discount amounted to $848,000. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

Notes payable had a face value of $1,317,000 at December 31, 2004. Notes payable had a face value of $655,000 at December 31, 2003.

We anticipate maintaining a cash balance through our financial partner that will sustain operations up to December 2005. We continue to rely heavily on our current method of convertible debt and equity funding, which have financed us since 2001, until we are operationally breakeven. The losses through the year ended December 31, 2004 were due to minimal revenue and our operating expenses, with the majority of expenses in the areas of: salaries, legal fees, consulting fees, as well as amortization expense relating to software development, debt issue costs and licensing costs. We face considerable risk in completing each of our business plan steps, including, but not limited to: a lack of funding or available credit to continue development and undertake product rollout; potential cost overruns; a lack of interest in its solutions in the market on the part of wireless carriers or other customers; potential reduction in wireless carriers which could lead to significant delays in consummating revenue bearing contracts; and/or a shortfall of funding due to an inability to raise capital in the securities market. Since further funding is required, and if none is received, we would be forced to rely on our existing cash in the bank or secure short-term loans. This may hinder our ability to complete our product development until such time as necessary funds could be raised. In such a restricted cash flow scenario, we would delay all cash intensive activities including certain product development and strategic initiatives described above.

SUBSEQUENT EVENTS

Subsequent to December 31, 2004, the following note holders converted principal into common shares. Alpha Capital Akteingesellschaft converted $350,000 of note principal into 9,724,106 common shares at an average conversion price of $0.037. Whalehaven Fund Ltd. converted $40,000 of note principal into 1,026,466 common shares at an average conversion price of $0.039. Ellis International Limited converted $84,500 of note principal into 2,097,779 common shares at an average conversion price of $0.04. Stonestreet Limited Partnership converted $200,000 of note principal into 5,928,797 common shares at an average conversion price of $0.034. Momona Capital Corp. converted $75,000 of note principal into 1,938,262 common shares at an average conversion price of $0.038.

On March 18, 2005, we held our first closing pursuant to a Subscription Agreement we entered into with several accredited investors dated as of March 18, 2005, pursuant to which the investors subscribed to purchase an aggregate principal amount of $2,000,000 in 6% convertible promissory notes, and 100 Class A and Class B common stock purchase warrants for each 100 shares which would be issued on each closing date assuming full conversion of the convertible notes issued on each such closing date. We issued the aforementioned securities to the investors pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

$1,000,000 of the purchase price was paid to us by the investors on the initial closing date of March 18, 2005 and $1,000,000 of the purchase price will be paid to us pursuant to the second closing, which will take place on the 5th day after the actual effectiveness of the registration statement which we are required to file with the Securities and Exchange Commission registering the shares of our common stock, par value $.001 per share, issuable upon conversion of the promissory notes and exercise of the warrants.

The convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2005 and semi-annually thereafter and mature 3 years after the date of issuance. Each investor shall have the right to convert the convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.047 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded.

We issued an aggregate of 29,069,768 Class A common stock purchase warrants and 29,069,768 Class B common stock purchase warrants to the investors, representing 100 Class A and Class B warrants issued for each 100 shares which would be issued on the each closing date assuming full conversion of the convertible notes issued on each such closing date. The Class A warrants are exercisable until four years from the initial closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the initial closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.

                                    BUSINESS

We are a voice recognition technology company with over $30 million invested in Research and Development and deployment of more than 20 million products worldwide in seven languages. To date, our customers include: ABS Computer Technologies, Golden State Cellular, Inland Cellular, Niveus Media, Panhandle Telephone Cooperative, Plateau Wireless, Tata Infotech, Telispire PCS, Walt Disney Internet Group, Warner Home Video and West Central Wireless. Based on our patented technology, we offer voice solutions for the Telecom and Interactive Multimedia markets. Our telecom solutions allow business and consumer phone users to Voice Dial, Group Conference Call, Read and Send E-Mail and Instant Message, all by voice. We offer PC OEM's the ability to bundle a complete voice interactive computer assistant which allows PC users to talk to their computers to quickly play digital media (music, videos, DVD) along with read and send e-mail messages, SMS text messaging to mobile phones, PC-to-Phone calling (VoIP) and PC-to-PC audio/video. We feel we are strongly positioned across these markets with our patented voice technology.

Located in San Diego, California, we have 11 full-time employees and 6 consultant/part-time employees. We are traded on the NASD OTC Electronic Bulletin Board ("OTCBB") under the symbol ONEV.OB. We commenced operations on July 14, 1999.

MARKET OPPORTUNITY

The presence of voice technology as an interface in mobile communications and PC computing is of paramount importance. Voice interface technology makes portable communications products mobile, more effective and safer to use and it makes communicating with your PC to play your digital content, such as music, videos and photos, easier for consumers. Our development efforts currently are focused on the Telecom and PC multimedia markets and more specifically on mobile communications from a cell phone and in-home digital media access.

In the Telecom sector, the Mobile Messaging market, which has both business and consumer market applications including: E-mail, Instant Messages, and SMS (Short Message Service), is extremely large and is growing at an astonishing rate. Over six trillion text messages are sent globally every year, and messaging has also shown the consistent ability to generate significant revenue. Our solutions enable users to send, intelligently route and receive text messages using voice from any type of phone (wired or wireless) anywhere in the world.

In the PC sector, digital in-home entertainment is rapidly growing with the wide acceptance of digital photography, MP3 music and videos, along with plasma and LCD TV's. Companies including Apple, Microsoft and Intel are actively creating products and technology, which allows consumers to experience the next generation of digital entertainment. Our Media Center Communicator product works with Microsoft Windows XP Media Center Edition 2005 to add voice-navigation and a full suite of communication features allowing consumers to talk to their Media Center PC to play music, view photo slideshows, watch and record TV, place Voice-Over-IP (VoIP) phone calls, read and send e-mail and Instant Message friends and family, all by voice.

ONE VOICE PRODUCTS

MOBILEVOICE PLATFORM

Our messaging and voice-activated dialing applications are built on our MobileVoice(TM) platform, which combines the power of natural language speech processing with the scalability, redundancy and fault-tolerance of a server based, telco-ready architecture. The result is a completely integrated solution that allows people to:

o     Send free-format voice-to-text messages

o     Make voice-activated dialing calls to thousands of contacts in minutes

o     Access their E-mail - using only their voice.

Now users can send and receive E-mail, SMS and Paging messages without touching a key.

MOBILEVOICE ACTIVATED DIALING(TM)

Designed to meet the unique needs of wireless carriers, MobileVoice Activated Dialing is server-based and delivers higher levels of accuracy and reliability than any solution on the market today. It has higher capacity for contact lists, more functionality such as synchronization and import tools that interface with Microsoft Outlook and Lotus Notes, and requires less setup time than other solutions. It is designed to meet the challenges of mobile environments with high accuracy for native and non-native speaking individuals.




MOBILECONFERENCE(TM)

On-the-fly group conferencing is a powerful new addition to our MobileVoice solution. MobileConference allows users to quickly connect up to 64 people on a single conference call just by speaking their name, group name or phone number.

MOBILEVOICE EMAIL(TM)

The Telecom industry's only Voice-to-Text Email solution let's subscribers send free-form email messages while on the road. Designed for high levels of accuracy in a mobile environment, MobileVoice Email sets the standard for mobile communications.

MOBILEVOICE SMS(TM)

Short Message Service (SMS) has gained wide popularity in Europe and is now hitting the streets in North America. MobileVoice SMS is the Telecom industry's only Voice-to-Text SMS solution that let's subscribers send free-form messages from phone-to-phone with only their voice. No need to Tap or WAP, MobileVoice SMS truly enables mobility and communications to a 100% addressable phone market. With MobileVoice SMS subscribers can send messages within network or even to subscribers on other networks. Now, voice based inter-carrier SMS is available today with MobileVoice SMS.

MOBILEVOICE INSTANT MESSAGING(TM)

Instant Messaging has long been a popular way for friends and colleagues to communicate on their computers. MobileVoice Instant Messaging now takes Instant Messaging mobile, letting people chat and send quick messages with only their voice. Targeted at subscribers and enterprise customers, MobileVoice Instant Messaging sets the standard for voice based instant communications, anytime, anywhere.

MOBILEVOICE VOICE MAIL(TM)

A popular way to leave messages, MobileVoice Voice Mail lets subscribers record and send messages in their own voice. The voice recording of your message will be sent as an Email attachment to the recipient or group of recipients for quick retrieval from any computer or any phone.

MOBILEVOICE EMAIL READER(TM)

We have designed MobileVoice Email Reader to be the most powerful and versatile solution on the market. With MobileVoice Email Reader, subscribers take full control of their Email accounts from any phone. Subscribers can easily find important messages and respond to one person or many in seconds. If users need to forward a message on to others, MobileVoice Email Reader offers full Reply and Forward capabilities. MobileVoice Email Reader gives users access to personal and corporate Email accounts from any phone.

MEDIACENTER COMMUNICATOR

Media Center Communicator revolutionizes the digital home experience by allowing users to talk to their Media Center PC. Media Center Communicator offers users the ability to transform their living room into the most advanced entertainment, multimedia and communications center imaginable.

o     Voice Navigate Windows XP Media Center Edition 2005

o     Send E-Mail

o     Read E-Mail

o     SMS Text Messaging

o     Text Instant Messaging

o     Unlimited FREE PC-to-PC calls

o     Unlimited FREE Video calls

o     PC-to-Phone calling

COMMUNICATOR VOICE NAVIGATION

Imagine walking into your family room and speaking to play music, watch TV, read and send E-mail, call to order a pizza or Instant Message a friend. With Media Center Communicator you can do all of these things using only your voice!

Want to hear your favorite music? With voice navigation there is no longer a need to click your way through menus or even turn on your TV. Simply say, for example, "Play THE BEATLES" or "Play ABBEY ROAD ALBUM" to quickly begin playing your favorite music. Want to read your E-Mail? Just say "Read E-Mail" and your e-mail messages will be spoken to you. Why click your way through menus when you can just say what you want and make it happen?

Media Center Communicator transforms your home into the most advanced entertainment experience imaginable. Your friends will be amazed when you speak and your TV responds to your voice commands. Media Center Communicator will revolutionize the digital home entertainment experience!

With Communicator's open microphone solution you have the ability to control your Media Center without even using a remote control! Simply walk into the room and start talking. Your microphone is constantly scanning the room for a keyword that you set. The keyword is a personalized system name used whenever you wish to make a command. The default is "One Voice." Example: "One Voice, play artist The Rolling Stones."

COMMUNICATOR E-MAIL

Our easy-to-use E-Mail reader allows you to read your E-Mail messages in a great new way. Now, from the comfort of your living room, Media Center will speak your E-Mail messages to you, as you kick back and control everything using only your voice. Works with popular E-Mail accounts, including, but not limited to, Yahoo, EarthLink, Lycos and SBC.

COMMUNICATOR PC-TO-PHONE

Order a pizza, call your family and friends - the options are unlimited with Media Center Communicator's PC-to-phone calling. Enjoy full-duplex, high quality phone calling.

COMMUNICATOR INSTANT MESSENGER

Chat with your buddies online using Media Center Communicator's Instant Messenger on our network. Text message, talk or video chat using our high quality, full-duplex PC-to-PC audio and video. Enjoy unlimited FREE PC-to-PC audio and video calls. Never before has communicating with your friends been so convenient, easy and fun.

COMMUNICATOR SMS TEXT MESSAGING

Need to send a quick message to someone on the road? Text messaging is the perfect way to do it, and Media Center Communicator(TM) is the perfect way to send that text message. Now you can send SMS text messages to cellular telephones with ease. Simply say the name of a contact or enter the cellular phone number, enter or speak a message, and say Send.

PATENT PROTECTION

We own exclusive rights to three United States patents on our software. We have filed for international patent protection as well. These patents define the primary features and unique procedures that comprise our products and solutions.

Our future success and ability to compete depends in part upon the proprietary technology and trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret laws, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property. Additionally, there can be no assurances that others will not develop market and sell products substantially equivalent to our products or utilize technologies similar to those used by us. Although we believe that our products do not infringe on any third-party patents and our patents offer sufficient protection, there can be no assurance that we will not become involved in litigation involving patents or proprietary rights. Patent and proprietary rights litigation entails substantial legal and other costs, and there can be no assurance that we will have the necessary financial resources to defend or prosecute our rights in connection with any litigation. Responding to, defending or bringing claims related to our rights to our intellectual property may require our management to redirect its resources to address these claims, which could have a material adverse effect on our business, financial condition and results of operations.

                                    EMPLOYEES

At April 18, 2005, we employed 11 full-time employees and 6 consultant/part-time employees. None of these employees is subject to a collective bargaining agreement, and there is no union representation within our company. We maintain various employee benefit plans and believe our employee relations are good.

                             DESCRIPTION OF PROPERTY

Our headquarters are located at 6333 Greenwich Drive, Suite 240, San Diego, California 92122.

We lease our facilities under leases that expire at various times through October 2005. The following is a schedule by years of future minimum rental payments required under operating leases that have noncancellable lease terms in excess of one year as of December 31, 2004:

          Year ending December 31,

              2005                                 191,500
                                                ----------

           Less sublease income                     60,000
                                                ----------

                                                $  131,500
                                                ==========

Rent expense, net of sublease income, amounted to $197,844 for the year ended December 31, 2004.

                                LEGAL PROCEEDINGS

There has been no bankruptcy, receivership or similar proceedings.

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

As of the April 18, 2005, we are aware of six claims asserted against us that may result in litigation. The first is a claim by Genuity Inc. ("Genuity") for alleged failure to pay for a functioning dial-up service for a virtual ISP product we had planned on offering in the fall of 2000. The initial Genuity claim was for $231,935.36. That claim dropped to $102,816.00 when we provided Genuity with evidence that Genuity never delivered the promised service and we received no benefit from the contract. We have offered nothing to settle the claim. Approximately two years have passed since the last communication to us on this matter. No litigation has been commenced. It is difficult to determine the likelihood of the matter being pursued by Genuity or the probability of success should it be pursued.

The second claim is by Penton Media for cancellation fees related to the following trade shows: Spring Internet World 2001; Wireless West 2001; and Wireless East 2002. We signed up for and paid $60,000.00 for Spring Internet World 2001. We changed the scope of its presence at that show (i.e., used a much smaller space) and reached a verbal agreement to have the balance of the $60,000 to be used as payment toward space at the remaining two shows. We and Penton were never able to come to terms regarding the credit to be applied for those shows, booth size, or location. The necessary additional agreements were not signed. We did not use any space at the two subsequent shows. We have been contacted by Penton claiming a balance due of $19,980.00. We have attempted to have Penton provide information to substantiate its claim in light of the fact that we used considerably less space than it actually paid to use. We will further investigate this claim to determine if the amount claimed is owed or whether we are due a refund. There has been no contact or activity related to this matter during the past two fiscal years.

The third claim involves Alpha Tech Stock Transfer Company ("Alpha Tech"). Alpha Tech has asserted a claim against us in the amount of $200,000.00. Alpha Tech clarified that the claim was actually $150,000.00. The nature of the claim is as follows: Alpha Tech is our former transfer agent. We sued Alpha Tech. That claim was settled and Alpha Tech has now made a claim against us pursuant to a letter dated May 16, 2003. In that claim, Alpha Tech contends that we should cover its litigation costs from the prior proceeding. Alpha Tech's claim appears to center around an indemnity agreement signed by Dean Weber on behalf of us requesting that Alpha Tech replace lost shares of one of our shareholders. Alpha Tech has indicated that the action had nothing to do with such re-issuance. Moreover, we investigated Alpha Tech and learned that Alpha Tech has been removed as a stock transfer agent by the SEC for prior illegal conduct. Alpha Tech had been the transfer agent for our predecessor corporation and we found a new transfer agent. This appears to be a matter related to activities of our shareholders and shareholders of our predecessor corporation and of the transfer agent. We cannot at this time give an evaluation of this matter. It is difficult to determine if Alpha Tech will pursue the matter further. There has been no activity on this claim in well over a year.

The fourth claim involves a request for indemnity from Warner Brothers regarding the Harry Potter DVD. We provided technology as part of a "special feature" for the Harry Potter DVD. Under the agreement between us and Warner Brothers, we agreed to indemnify Warner Brothers if a claim was made that the technology licensed by us to Warner Brothers infringed on some third party's rights. A claim was made to Warner Brothers regarding infringement. Warner Brothers contacted us to make it aware of the claim. Our counsel contacted the claimant who contended that it was not our technology which was infringing. Warner Brothers' counsel explained that he did not feel that there was any infringement and that this was a nuisance claim. He stated that he intended to settle the matter for a nuisance payment and then would look to us for contribution. It is hard to estimate the extent of liability, if any. There has been no activity on this matter in nearly two years.

The fifth claim is by Cash Flow Solutions, Inc. for unpaid legal fees related to a patent infringement lawsuit filed by us. Cash Flow Solutions has represented that it will settle the claim with a fee reduction. Our corporate counsel, George Kaelin, is investigating the claim. It appears as if the law firm claiming the fee filed the action in the wrong venue twice and the case was dismissed without prejudice as a result. Much of the unpaid bill relates to time spent on pursuing the case in the wrong forum. Cash Flow Solutions has agreed in principle to subtract billing for such time. It is difficult to predict the likelihood of success on this claim. However, it does appear that a resolution is likely.




The sixth claim is by La Jolla Cove Investors, Inc. ("LJCI") for $2.4 million in damages. LJCI holds convertible debentures related to past financings. LJCI contends that we failed to honor its conversion notices resulting in damages. It has been explained to LJCI that there is an ambiguity on the date of our conversion obligation and that damages are speculative. A part of that dispute has been resolved by our settlement agreement to register 8,425,531 shares to honor the past conversion notice and an additional 8,425,531 shares pursuant to such agreement. A lawsuit was filed but is currently stayed by stipulation while the parties work out a resolution. It is difficult to access the potential liability or likelihood of success of such a claim. It does appear that a resolution involving registration of additional stock in favor of LJCI is probable. An Interim Settlement agreement was entered into between LJCI and us on July 29, 2004 and further amended on August 13, 2004. The parties agreed that we shall include 16,851,062 shares of its common stock, on behalf of LJCI, in the next registration statement which was filed by us. Such registration statement went effective with the Securities and Exchange Commission on October 15, 2004. In addition, the Interim Settlement Agreement includes a provision whereby LJCI will never institute any action or suit at law or in equity against any other parties with whom we may enter into financing transactions provided that we comply with the Interim Settlement Agreement.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      NAME                AGE    POSITION
      ----                ---    --------
      Dean Weber          42     Chairman of the Board, President, Chief
                                 Executive Officer, Director
      Rahoul Sharan       43     Chief Financial Officer, Director
      Bradley J. Ammon    41     Director

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified. There are no family relationships between any of our directors or officers.

DEAN WEBER brings an extensive background to One Voice with over 20 years of technology and management experience. He is responsible for developing the company's strategic vision and pioneering its products, patented technology and business strategies. He was elected to our Board of Directors in July of 1999 as Chairman. Before founding One Voice in 1998, Mr. Weber played key roles in many high profile technology companies including Northrop, United Technologies and Xerox. Throughout his career, Mr. Weber has developed a comprehensive knowledge of Human Computer Interaction, Cognitive Science, Artificial Intelligence and Natural Language Processing. Mr. Weber currently has numerous patents in Artificial Intelligence, Natural Language Processing and other related technologies. As CEO of One Voice, Mr. Weber has been instrumental in the growth and development of the company, successfully raising over $30 million of institutional funding, taking One Voice public, winning the Deloitte and Touche Technology Fast 50 award, and has been featured in Forbes, Time, and on CNN. Mr. Weber holds a Bachelor of Science degree in Computer Science from Central Connecticut State University.

RAHOUL SHARAN brings over 18 years of finance and accounting experience to One Voice. He is responsible for managing all of One Voice's accounting and financial matters. He was elected to our Board of Directors in July of 1999. Prior to joining the One Voice team, Mr. Sharan was a partner of the S&P Group, which specializes in investment financing for venture capital projects, real estate development and construction. At S&P Group, Mr. Sharan led the successful financing efforts for over 15 companies in several industries. Mr. Sharan was also the President of KJN Management Ltd., which provides a broad range of administrative, management and financial services. He also worked in public accounting for six years with Coopers & Lybrand. At C&L, Mr. Sharan worked in both the tax and audit groups for a wide variety of large and small clients. Mr. Sharan holds a Bachelor of Commerce degree from the University of British Columbia and is a member of the Institute of Chartered Accountants of British Columbia.

BRADLEY J. AMMON is a tax attorney in the San Diego law firm of Ernest S. Ryder & Associates, Inc. Mr. Ammon specializes in international tax planning, including restructuring of international operations, domestic mergers and acquisitions, and developing business plans to minimize worldwide taxation. Prior to joining the firm, Mr. Ammon was with SAIC as an International Tax Manager. He previously was with KPMG, LLP in the International Corporate Services department since 1998 where his principal practice consisted of clients in the information, communications and entertainment ("ICE") industry. Prior to joining KPMG, Mr. Ammon worked from 1995 to 1998 at Deloitte & Touche, LLP in their tax services department where he provided corporate, partnership, and personal tax and business planning services to clients. Mr. Ammon also worked several years as a staff accountant where his responsibilities included the compilation and consolidation of monthly financial statements for multiple subsidiaries. Mr. Ammon has a Juris Doctor and a Master's of Law in taxation (LL.M.) from the University of San Diego, and received his undergraduate degree from the University of California, San Diego. He is admitted to the California Bar. Mr. Ammon is a member of our Audit Committee and Compensation Committee and was appointed to our Board on June 9, 2000.

CODE OF ETHICS

The Company has adopted its Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of the Company.

CODE OF ETHICS AND BUSINESS CONDUCT FOR OFFICERS, DIRECTORS AND EMPLOYEES OF ONE VOICE TECHNOLOGIES, INC.

1. TREAT IN AN ETHICAL MANNER THOSE TO WHOM ONE VOICE TECHNOLOGIES, INC. HAS AN OBLIGATION

The officers, directors and employees of ONE VOICE TECHNOLOGIES, INC. (the "Company") are committed to honesty, just management, fairness, providing a safe and healthy environment free from the fear of retribution, and respecting the dignity due everyone. For the communities in which we live and work we are committed to observe sound environmental business practices and to act as concerned and responsible neighbors, reflecting all aspects of good citizenship.

For our shareholders we are committed to pursuing sound growth and earnings objectives and to exercising prudence in the use of our assets and resources.

For our suppliers and partners we are committed to fair competition and the sense of responsibility required of a good customer and teammate.

2. PROMOTE A POSITIVE WORK ENVIRONMENT

All employees want and deserve a workplace where they feel respected, satisfied, and appreciated. We respect cultural diversity and will not tolerate harassment or discrimination of any kind -- especially involving race, color, religion, gender, age, national origin, disability, and veteran or marital status.

Providing an environment that supports honesty, integrity, respect, trust, responsibility, and citizenship permits us the opportunity to achieve excellence in our workplace. While everyone who works for the Company must contribute to the creation and maintenance of such an environment, our executives and management personnel assume special responsibility for fostering a work environment that is free from the fear of retribution and will bring out the best in all of us. Supervisors must be careful in words and conduct to avoid placing, or seeming to place, pressure on subordinates that could cause them to deviate from acceptable ethical behavior.

3. PROTECT YOURSELF, YOUR FELLOW EMPLOYEES, AND THE WORLD WE LIVE IN

We are committed to providing a drug-free, safe and healthy work environment, and to observing environmentally sound business practices. We will strive, at a minimum, to do no harm and where possible, to make the communities in which we work a better place to live. Each of us is responsible for compliance with environmental, health and safety laws and regulations.

4. KEEP ACCURATE AND COMPLETE RECORDS

We must maintain accurate and complete Company records. Transactions between the Company and outside individuals and organizations must be promptly and accurately entered in our books in accordance with generally accepted accounting practices and principles. No one should rationalize or even consider misrepresenting facts or falsifying records. It will not be tolerated and will result in disciplinary action.

5. OBEY THE LAW

We will conduct our business in accordance with all applicable laws and regulations. Compliance with the law does not comprise our entire ethical responsibility. Rather, it is a minimum, absolutely essential condition for performance of our duties. In conducting business, we shall:

A. STRICTLY ADHERE TO ALL ANTITRUST LAWS

Officer, directors and employees must strictly adhere to all antitrust laws. Such laws exist in the United States and in many other countries where the Company may conduct business. These laws prohibit practices in restraint of trade such as price fixing and boycotting suppliers or customers. They also bar pricing intended to run a competitor out of business; disparaging, misrepresenting, or harassing a competitor; stealing trade secrets; bribery; and kickbacks.

B. STRICTLY COMPLY WITH ALL SECURITIES LAWS

In our role as a publicly owned company, we must always be alert to and comply with the security laws and regulations of the United States and other countries.

I. DO NOT ENGAGE IN SPECULATIVE OR INSIDER TRADING

Federal law and Company policy prohibits officers, directors and employees, directly or indirectly through their families or others, from purchasing or selling company stock while in the possession of material, non-public information concerning the Company. This same prohibition applies to trading in the stock of other publicly held companies on the basis of material, non-public information. To avoid even the appearance of impropriety, Company policy also prohibits officers, directors and employees from trading options on the open market in Company stock under any circumstances.

Material, non-public information is any information that could reasonably be expected to affect the price of a stock. If an officer, director or employee is considering buying or selling a stock because of inside information they possess, they should assume that such information is material. It is also important for the officer, director or employee to keep in mind that if any trade they make becomes the subject of an investigation by the government, the trade will be viewed after-the-fact with the benefit of hindsight. Consequently, officers, directors and employees should always carefully consider how their trades would look from this perspective.

Two simple rules can help protect you in this area: (1) Do not use non-public information for personal gain. (2) Do not pass along such information to someone else who has no need to know.

This guidance also applies to the securities of other companies for which you receive information in the course of your employment at the Company.

II. BE TIMELY AND ACCURATE IN ALL PUBLIC REPORTS

As a public company, the Company must be fair and accurate in all reports filed with the United States Securities and Exchange Commission. Officers, directors and management of The Company are responsible for ensuring that all reports are filed in a timely manner and that they fairly present the financial condition and operating results of the Company.

Securities laws are vigorously enforced. Violations may result in severe penalties including forced sales of parts of the business and significant fines against the Company. There may also be sanctions against individual employees including substantial fines and prison sentences.

The principal executive officer and principal financial Officer will certify to the accuracy of reports filed with the SEC in accordance with the Sarbanes-Oxley Act of 2002. Officers and Directors who knowingly or willingly make false certifications may be subject to criminal penalties or sanctions including fines and imprisonment.

6. AVOID CONFLICTS OF INTEREST

Our officers, directors and employees have an obligation to give their complete loyalty to the best interests of the Company. They should avoid any action that may involve, or may appear to involve, a conflict of interest with the Company. Officers, directors and employees should not have any financial or other business relationships with suppliers, customers or competitors that might impair, or even appear to impair, the independence of any judgment they may need to make on behalf of the Company.

HERE ARE SOME WAYS A CONFLICT OF INTEREST COULD ARISE:

o Employment by a competitor, or potential competitor, regardless of the nature of the employment, while employed by the Company.

o Acceptance of gifts, payment, or services from those seeking to do business with the Company.

o Placement of business with a firm owned or controlled by an officer, director or employee or his/her family.

o Ownership of, or substantial interest in, a company that is a competitor, client or supplier.

o     Acting as a consultant to a the Company customer, client or supplier.

o Seeking the services or advice of an accountant or attorney who has provided services to the Company.

Officers, directors and employees are under a continuing obligation to disclose any situation that presents the possibility of a conflict or disparity of interest between the officer, director or employee and the Company. Disclosure of any potential conflict is the key to remaining in full compliance with this policy.

7. COMPETE ETHICALLY AND FAIRLY FOR BUSINESS OPPORTUNITIES

We must comply with the laws and regulations that pertain to the acquisition of goods and services. We will compete fairly and ethically for all business opportunities. In circumstances where there is reason to believe that the release or receipt of non-public information is unauthorized, do not attempt to obtain and do not accept such information from any source.

If you are involved in Company transactions, you must be certain that all statements, communications, and representations are accurate and truthful.

8. AVOID ILLEGAL AND QUESTIONABLE GIFTS OR FAVORS

The sale and marketing of our products and services should always be free from even the perception that favorable treatment was sought, received, or given in exchange for the furnishing or receipt of business courtesies. Officers, directors and employees of the Company will neither give nor accept business courtesies that constitute, or could be reasonably perceived as constituting, unfair business inducements or that would violate law, regulation or policies of the Company, or could cause embarrassment to or reflect negatively on the Company's reputation.




9. MAINTAIN THE INTEGRITY OF CONSULTANTS, AGENTS, AND REPRESENTATIVES

Business integrity is a key standard for the selection and retention of those who represent the Company. Agents, representatives and consultants must certify their willingness to comply with the Company's policies and procedures and must never be retained to circumvent our values and principles. Paying bribes or kickbacks, engaging in industrial espionage, obtaining the proprietary data of a third party without authority, or gaining inside information or influence are just a few examples of what could give us an unfair competitive advantage and could result in violations of law.

10. PROTECT PROPRIETARY INFORMATION

Proprietary Company information may not be disclosed to anyone without proper authorization. Keep proprietary documents protected and secure. In the course of normal business activities, suppliers, customers and competitors may sometimes divulge to you information that is proprietary to their business. Respect these confidences.

11. OBTAIN AND USE COMPANY ASSETS WISELY

Personal use of Company property must always be in accordance with corporate policy. Proper use of Company property, information resources, material, facilities and equipment is your responsibility. Use and maintain these assets with the utmost care and respect, guarding against waste and abuse, and never borrow or remove Company property without management's permission.

12. FOLLOW THE LAW AND USE COMMON SENSE IN POLITICAL CONTRIBUTIONS AND
ACTIVITIES

The Company encourages its employees to become involved in civic affairs and to participate in the political process. Employees must understand, however, that their involvement and participation must be on an individual basis, on their own time and at their own expense. In the United States, federal law prohibits corporations from donating corporate funds, goods, or services, directly or indirectly, to candidates for federal offices -- this includes employees' work time. Local and state laws also govern political contributions and activities as they apply to their respective jurisdictions.

13. BOARD COMMITTEES.

The Company shall establish an Audit Committee empowered to enforce this CODE OF ETHICS. The Audit Committee will report to the Board of Directors at least once each year regarding the general effectiveness of the Company's CODE OF ETHICS, the Company's controls and reporting procedures and the Company's business conduct.

The company does have an independent board member who is represented to be a financial expert as defined by the SEC.

14. DISCIPLINARY MEASURES.

The Company shall consistently enforce its CODE OF ETHICS and Business Conduct through appropriate means of discipline. Violations of the Code shall be promptly reported to the Audit Committee. Pursuant to procedures adopted by it, the Audit Committee shall determine whether violations of the Code have occurred and, if so, shall determine the disciplinary measures to be taken against any employee or agent of the Company who has so violated the Code.

The disciplinary measures, which may be invoked at the discretion of the Audit Committee, include, but are not limited to, counseling, oral or written reprimands, warnings, probation or suspension without pay, demotions, reductions in salary, termination of employment and restitution.

Persons subject to disciplinary measures shall include, in addition to the violator, others involved in the wrongdoing such as (i) persons who fail to use reasonable care to detect a violation, (ii) persons who if requested to divulge information withhold material information regarding a violation, and (iii) supervisors who approve or condone the violations or attempt to retaliate against employees or agents for reporting violations or violators.

                             EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our CEO and each of our executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2004, 2003 and 2002 exceeded $100,000:

                                     SUMMARY COMPENSATION TABLE
                                        ANNUAL COMPENSATION
                                        -------------------
                                                 Other
                                                 Annual      Restricted              LTIP
Name & Principal           Salary     Bonus   Compensation     Stock      Options   Payouts
   Position          Year    ($)       ($)        ($)          awards      SARs       ($)
- ----------------     ----  --------   -----   ------------   ----------   -------   -------

Dean Weber, CEO      2004   252,000     --         --              --        --        --
CEO                  2003   241,629     --         --              --        --        --
                     2002   252,000     --         --              --        --        --

Rahoul Sharan, CFO   2004    68,450     --         --              --        --        --
                     2003    84,636     --         --              --        --        --
                     2002  142,500     --         --              --        --        --

OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR

No individual grants of stock options, whether or not in tandem with stock appreciation rights ("SARs") and freestanding SARs have been made to any executive officer or any director during our fiscal year ended December 31, 2004.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

No individual exercises of stock options, whether or not in tandem with stock appreciation rights ("SARs") and freestanding SARs have been made by executive officer or any director during our fiscal year ended December 31, 2004.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

We had no long-term incentive plans and made no stock awards during our fiscal year ended December 31, 2004.

COMPENSATION OF DIRECTORS

Non-employee directors receive $1,000 for each Board of Directors meeting attended. The Company pays all out-of-pocket expenses of attendance.

AMENDED AND RESTATED 1999 STOCK OPTION PLAN

Our Amended and Restated 1999 Stock Option Plan (the 1999 Plan) authorizes us to grant to our directors, employees, consultants and advisors both incentive and non-qualified stock options to purchase shares of our Common Stock. As of December 31, 2001, our Board of Directors had reserved 3,000,000 shares for issuance under the 1999 Plan, of which 1,900,500 shares were subject to outstanding options and 1,099,500 shares remained available for future grants. Our Board of Directors or a committee appointed by the Board (the Plan Administrator) administers the 1999 Plan. The Plan Administrator selects the recipients to whom options are granted and determines the number of shares to be awarded. Options granted under the 1999 Plan are exercisable at a price determined by the Plan Administrator at the time of the grant, but in no event will the option price for any incentive stock option be lower than the fair market value for our Common Stock on the date of the grant. Options become exercisable at such times and in such installments as the Plan Administrator provides in the terms of each individual option agreement. In general, the Plan Administrator is given broad discretion to issue options and to accept a wide variety of consideration (including shares of our Common Stock and promissory notes) in payment for the exercise price of options. The 1999 Plan was authorized by the Board of Directors and stockholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information regarding beneficial ownership of our common stock as of April 18, 2005 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Each person's address is c/o One Voice Technologies, Inc., 6333 Greenwich Drive, Suite 240, San Diego, California 92122.

  Shares Beneficially Owned (1)
  Name and Address of Beneficial Owner                 Number        Percent
  ------------------------------------               ----------      -------

  Dean Weber, CEO, President and Chairman
    of the Board (2)                                  4,858,000 (3)    2.00%

  IVantage, Inc. (2)                                    900,200          *

  Rahoul Sharan, CFO, Secretary, Treasurer
    and Director                                         60,000 (4)      *

  Bradley J. Ammon, Director                             75,000 (5)      *

  Jocobo Kaloyan                                     14,000,000 (6)    5.87%

  Total securities held by officers and directors
    as a group (3 people):                            4,993,000        2.00%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 28, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) IVantage, Inc. is wholly owned by Dean Weber, Chairman of the Board, CEO, and President of One Voice Technologies, Inc. Mr. Weber is the beneficial owner of the 900,200 shares in the name of IVantage, Inc. and those shares are also included in the amount presented in this table for Mr. Weber.

(3)   Includes 900,200 shares owned indirectly through IVantage, Inc.

(4) Represents options to purchase (i) 50,000 shares at an exercise price of $6.080 per share; and (ii) 10,000 shares at an exercise price of $2.00 per share. These options are currently exercisable.

(5) Includes options to purchase (i) 50,000 shares at an exercise price of $8.750 per share; and (ii) 25,000 shares at an exercise price of $2.00 per share. These options are currently exercisable.

(6)   Jocobo Kaloyan is an individual investor.

* Less than 1%

                        DESCRIPTION OF OUR CAPITAL STOCK

Our Amended Articles of Incorporation authorize the issuance of 990,000,000 shares of common stock, $.001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

In addition, our Amended Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock, $.001 par value per share. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Our board of directors are expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. We expect to use the proceeds received from the exercise of their warrants, if any, for general working capital purposes. Assuming all the shares registered below are sold by the selling stockholders, the selling stockholders will not continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

None of the selling shareholders are registered broker-dealers or affiliated with a registered broker-dealer.

- --------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
                                           Total
                      Total Shares of   Percentage                                                                   Percentage
                       Common Stock      of Common      Shares of                                      Beneficial     of Common
                       Issuable Upon      Stock,       Common Stock     Beneficial    Percentage of     Ownership    Stock Owned
                       Conversion of     Assuming      Included in      Ownership      Common Stock     After the       After
        Name               Notes           Full         Prospectus      Before the     Owned Before     Offering      Offering
                      and/or Warrants   Conversion                       Offering        Offering          (2)           (2)
- --------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Alpha Capital              80,798,180      29.37%         Up to          27,482,849       9.99%             0            --
Atiengesellschaft(3)                                  80,798,180(1)
                                                        shares of
                                                       common stock
- --------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Whalehaven Capital         65,909,842      23.96%         Up to          27,482,849       9.99%             0            --
Fund Limited(4)                                       65,909,842(1)
                                                        shares of
                                                       common stock
- --------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Ellis International,       26,552,160       9.65%         Up to          26,552,160       9.65%             0            --
Ltd.(5)                                               26,552,160(1)
                                                        shares of
                                                       common stock
- --------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Omega Capital Small         7,414,858       2.70%         Up to           7,414,858       2.70%             0            --
Cap Fund(6)                                            7,414,858(1)
                                                        shares of
                                                       common stock
- --------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Osher Capital, Inc.         4,943,238       1.80%         Up to           4,943,238       1.80%             0            --
(7)                                                    4,943,238(1)
                                                        shares of
                                                       common stock
- --------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Stonestreet Limited        20,843,672       7.58%         Up to          20,843,672       7.58%             0            --
Partnership(8)                                          20,843,672
                                                        shares of
                                                       common stock
- --------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------
Momona Capital              2,679,900       1.00%         Up to           2,679,900       1.00%             0            --
Corp.(9)                                                2,679,900
                                                        shares of
                                                       common stock
- --------------------  ---------------   -----------   --------------   ------------   --------------   -----------   -----------

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible preferred stock is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.


(1) Includes 150% of the shares issuable upon conversion of the convertible promissory notes and 100% of the shares issuable upon exercise of Class A warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible note is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However the selling stockholders has contractually agreed to restrict its ability to convert or exercise its notes or warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. The holders of the convertible notes have the right to require that some, none or all future interest accrued under the note be paid in the form of shares of common stock. We are not registering shares of our common stock issuable upon conversion of any future accrued and unpaid interest under the convertible note.

(2)   Assumes that all securities registered will be sold.

(3) Includes (i) 21,327,014 shares of common stock underlying a $400,000 convertible note pursuant to our first closing; (ii) 21,327,014 shares of common stock underlying a $400,000 convertible note pursuant to our second closing; (iii) 23,255,814 shares underlying Class A warrants pursuant to our first and second closings; (iv) 7,444,169 shares underlying Class A warrants issued pursuant to our second closing of the December 2004 private placement; and (v) 7,444,169 shares underlying Class B warrants issued pursuant to our second closing of the December 2004 private placement. In accordance with rule 13d-3 under the securities exchange act of 1934, Alpha Capital Atiengesellschaft is a private investment fund that is owned by all of its investors and managed by Konrad Ackerman. Mr. Konrad Ackerman may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(4) Includes (i) 21,327,014 shares of common stock underlying a $400,000 convertible note pursuant to our first closing; (ii) 21,327,014 shares of common stock underlying a $400,000 convertible note pursuant to our second closing; and (iii) 23,255,814 shares underlying Class A warrants pursuant to our first and second closings. In accordance with rule 13d-3 under the securities exchange act of 1934, Whalehaven Capital Fund Limited is a private investment fund that is owned by all of its investors and managed by Michael Finkelstein and Bhavesh Singh. Evan Schemenauer, Arthur Jones and Jennifer Kelly may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares.

(5) Includes (i) 6,664,692 shares of common stock underlying a $125,000 convertible note pursuant to our first closing; (ii) 6,664,692 shares of common stock underlying a $125,000 convertible note pursuant to our second closing; (iii) 7,267,442 shares underlying Class A warrants pursuant to our first and second closings; (iv) 2,977,667 shares underlying Class A warrants issued pursuant to our second closing of the December 2004 private placement; and (v) 2,977,667 shares underlying Class B warrants issued pursuant to our second closing of the December 2004 private placement. In accordance with rule 13d-3 under the securities exchange act of 1934, Ellis International Ltd. is a private investment fund that is owned by all of its investors and managed by Ms. Libby Leonard and Mr. Michael Finkelstein. Ms. Libby Leonard and Mr. Michael Finkelstein may be deemed Control persons of the shares owned by such entity, with final voting power and investment control over such shares.

(6) Includes (i) 2,399,289 shares of common stock underlying a $45,000 convertible note pursuant to our first closing; (ii) 2,399,289 shares of common stock underlying a $45,000 convertible note pursuant to our second closing; and (iii) 2,616,280 shares underlying Class A warrants pursuant to our first and second closings. In accordance with rule 13d-3 under the securities exchange act of 1934, Omega Capital Small Cap Fund is a private investment fund that is owned by all of its investors and managed by Herman Segal. Herman Segal may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(7) Includes (i) 1,599,526 shares of common stock underlying a $30,000 convertible note pursuant to our first closing; (ii) 1,599,526shares of common stock underlying a $30,000 convertible note pursuant to our second closing; and (iii) 1,744,186 shares underlying Class A warrants pursuant to our first and second closings. In accordance with rule 13d-3 under the securities exchange act of 1934, Osher Capital, Inc. is a corporation that is owned by all of its shareholders and managed by Yisroel Kluger.
      Yisroel Kluger may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(8) Includes (i) 10,421,836 shares underlying Class A warrants issued pursuant to our second closing of the December 2004 private placement; and (ii) 10,421,836 shares underlying Class B warrants issued pursuant to our second closing of the December 2004 private placement. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Stonestreet Limited Partnership is a private investment fund that is owned by all its investors and managed by Ms. Libby Leonard and Mr. Michael Finkelstein. Ms. Libby Leonard and Mr. Michael Finkelstein may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares.

(9) Includes (i) 1,339,950 shares underlying Class A warrants issued pursuant to our second closing of the December 2004 private placement; and (ii) 1,339,950 shares underlying Class B warrants issued pursuant to our second closing of the December 2004 private placement. In accordance with rule 13d-3 under the securities exchange act of 1934, Momona Capital Corp. is a private investment fund that is owned by all of its investors and managed by Arie Rabinowitz. Mr. Arie Rabinowitz may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.




                              PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately-negotiated transactions;

o     short sales;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o     a combination of any such methods of sale; and

o     any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. None of the selling stockholders currently have open positions in One Voice.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. If any such arrangements are entered into, this prospectus will be amended to disclose the arrangements and name of the broker-dealer participating in the offering.

In addition, the selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

The selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts. We and the selling stockholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

PENNY STOCK

The Securities and Exchange Commission (the "Commission") has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:

(i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and

(ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

(i) sets forth the basis on which the broker or dealer made the suitability determination; and




(ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                  LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

Our financial statements at December 31, 2004 and 2003 appearing in this prospectus and registration statement have been audited by Peterson & Co., LLP, independent auditors, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On April 19, 2004, we notified Stonefield Josephson, Inc., ("SJ ") that we had engaged Peterson & Co., LLP as our auditor and as a consequence, was dismissed as our auditors. On April 12, 2004, we engaged Peterson & Co., LLP as our independent auditor for the fiscal year ending December 31, 2004. The action to engage Peterson & Co., LLP was taken upon the unanimous approval of the Audit Committee of our Board of Directors.

During the last two fiscal years ended December 31, 2003 and December 31, 2002 and through April 19, 2004, (i) there were no disagreements between us and SJ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of SJ would have caused SJ to make reference to the matter in its reports on our financial statements, and (ii) SJ's reports did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the last two most recent fiscal years ended December 31, 2003 and 2002 and through April 19, 2004, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B. SJ 's opinion in its report on our financial statements for the year ended December 31, 2002 and 2003, included an explanatory paragraph which expressed substantial doubt with respect to our ability to continue as a going concern.

During the two most recent fiscal years and through April 12, 2004, we have not consulted with Peterson & Co., LLP regarding either:

1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Peterson & Co., LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.    any matter that was either subject of disagreement or event, as defined in
      Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to
      Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

We obtained a letter from SJ addressed to the Securities and Exchange Commission stating whether they agreed with the above statements, as it relates to them. A copy of such letter, dated April 28, 2004, is filed as Exhibit 16.1 to the Form 8-K filed with the Commission on May 3, 2004 and is hereby incorporated by reference.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of One Voice Technologies, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC").

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                                      FINANCIALS STATEMENTS
                              QUARTER ENDED MARCH 31, 2005 AND 2004

                                  ONE VOICE TECHNOLOGIES, INC.
                                (A DEVELOPMENT STAGE ENTERPRISE)
                                         BALANCE SHEETS


                                                              March 31,      December 31,
                                                               2005              2004
                                                            (UNAUDITED)       (AUDITED)
                                                           ------------      ------------
                                            ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                               $    615,664      $    535,642
   Other receivables                                              3,578             6,274
   Inventories                                                   13,017             9,724
   Other current assets                                          38,759            27,756
                                                           ------------      ------------

     Total current assets                                       671,018           579,396

PROPERTY AND EQUIPMENT, net of
   Accumulated depreciation and amortization                    170,050           177,949

OTHER ASSETS:
   Software development costs, net                               63,384            77,865
   Software licensing costs, net                                    334               835
   Trademarks, net                                               10,780            13,310
   Patents, net                                                 110,964           118,569
   Deposits                                                       1,182             2,157
   Deferred debt issue costs                                    100,739            96,954
                                                           ------------      ------------

       Total assets                                        $  1,128,451      $  1,067,035
                                                           ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Accounts payable                                        $    207,835      $    162,625
   Accrued expenses                                              86,732            72,887
   Security deposits                                              5,230            12,522
   License agreement liability                                1,145,000         1,050,000
   Current portion of convertible notes payable, net            111,760            92,044
                                                           ------------      ------------

       Total  current liabilities                             1,556,557         1,390,078

LONG-TERM DEBT:
   Long term portion of notes payable, net                      100,000           100,000
   Long term portion of convertible notes payable                32,550            32,656
                                                           ------------      ------------

       Total liabilities                                      1,689,107         1,522,734

STOCKHOLDERS' EQUITY (DEFICIT):
   Preferred stock; $.001 par value, 10,000,000 shares
     authorized, no shares issued and outstanding                    --                --
   Common stock; $.001 par value, 990,000,000 shares
     authorized, 272,410,649 and 246,467,927 shares
     issued and outstanding at March 31, 2005 and
     December 31, 2004, respectively                            272,410           246,468
   Additional paid-in capital                                39,073,236        37,139,319
   Deficit accumulated during development stage             (39,906,302)      (37,841,486)
                                                           ------------      ------------

       Total stockholders' equity (deficit)                    (560,656)         (455,699)
                                                           ------------      ------------

Total liabilities and stockholders' equity (deficit)       $  1,128,451      $  1,067,035
                                                           ============      ============

                                  ONE VOICE TECHNOLOGIES, INC.
                                (A DEVELOPMENT STAGE ENTERPRISE)
                                    STATEMENTS OF OPERATIONS
                                           (UNAUDITED)

                                                                                January 1, 1999
                                                  Three Months Ended            (Inception) to
                                                      March 31,                    March 31,
                                               2005               2004               2005
                                          -------------      -------------      ---------------
REVENUES                                  $      10,363      $          --      $       712,789
COST OF REVENUES                                  1,128                 --              208,733
                                          -------------      -------------      ---------------

GROSS PROFIT                                      9,235                 --              504,056

GENERAL AND ADMINISTRATIVE EXPENSES           2,074,051          1,242,434           40,410,358
                                          -------------      -------------      ---------------

NET LOSS                                  $  (2,064,816)     $  (1,242,434)     $   (39,906,302)
                                          =============      =============      ===============

NET LOSS PER SHARE, basic and diluted     $       (0.01)     $       (0.01)
                                          =============      =============

WEIGHTED AVERAGE SHARES OUTSTANDING,
   basic and diluted                        261,139,944        124,527,259
                                          =============      =============

                                             ONE VOICE TECHNOLOGIES, INC.
                                           (A DEVELOPMENT STAGE ENTERPRISE)
                                               STATEMENTS OF CASH FLOWS
                                                      (UNAUDITED)


                                                                                                     January 1, 1999
                                                                   Three Months Ended                (Inception) to
                                                                       March 31,                        March 31,
                                                               2005                  2004                 2005
                                                         ----------------      ----------------      ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                              $     (2,064,816)     $     (1,242,434)     $    (39,906,302)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET
   CASH USED IN OPERATING ACTIVITIES:
     Depreciation and amortization                                 50,782               150,440             4,386,858
     Loss on disposal of assets                                        --                    --                23,340
     Amortization of discount on notes payable                  1,059,482               335,889             8,502,111
     Options issued in exchange for services                           --                    --               459,393
     Warrants issued in exchange for services                          --                    --               221,650
CHANGES IN OPERATING ASSETS AND LIABILITIES:
   (INCREASE) DECREASE IN ASSETS:
     Other receivables                                              2,696               137,000                (3,578)
      Inventories                                                  (3,293)                   --               (13,017)
      Other current assets                                        (11,004)                 (596)              (38,760)
      Deposits                                                        975                 7,969                (1,182)
      Deferred debt issue costs                                    (3,785)                   --              (100,739)
   INCREASE (DECREASE) IN LIABILITIES:
     Accounts payable                                              45,210               269,966               207,835
     Accrued expenses                                              13,845                    --                86,732
     License agreement liability                                   95,000                    --             1,145,000
     Security deposit                                             (7,292)                    --                 5,230
                                                         ----------------      ----------------      ----------------

          Net cash used in operating activities                  (822,200)             (341,766)          (25,025,429)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                             (16,566)               (1,777)           (1,508,629)
   Software licensing                                                  --                    --            (1,145,322)
   Software development costs                                          --               (12,640)           (1,675,601)
   Trademarks                                                          --                    --              (242,731)
   Patents                                                         (1,200)               (5,070)             (176,695)
   Loan fees                                                           --                    --              (200,000)
                                                         ----------------      ----------------      ----------------

          Net cash used in investing activities                   (17,766)              (19,487)           (4,948,978)

CASH FLOWS FROM FINANCING
   ACTIVITIES:
     Proceeds from issuance of common stock, net                       --                    --            18,465,148
     Retirement of common stock, net                                   --                    --               (10,000)
     Proceeds from loans payable                                       --                    --               100,000
     Proceeds from convertible note payable                       919,988               325,000            10,665,879
     Proceeds from warrant exercise                                    --                    --             1,369,044
                                                         ----------------      ----------------      ----------------

                                             ONE VOICE TECHNOLOGIES, INC.
                                           (A DEVELOPMENT STAGE ENTERPRISE)
                                               STATEMENTS OF CASH FLOWS
                                                      (UNAUDITED)


          Net cash provided by financing activities               919,988               325,000            30,590,071
                                                         ----------------      ----------------      ----------------

NET INCREASE (DECREASE) IN CASH                                    80,022               (36,253)              615,664
CASH AND CASH EQUIVALENTS, beginning of period                    535,642                53,709                    --
                                                         ----------------      ----------------      ----------------

CASH AND CASH EQUIVALENTS, end of period                 $        615,664      $         17,456      $        615,664
                                                         ================      ================      ================



                                                                                                     January 1, 1999
                                                                   Three Months Ended                (Inception) to
                                                                       March 31,                        March 31,
                                                               2005                  2004                 2005
                                                         ----------------      ----------------      ----------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid                                          $         26,603      $             --      $        107,047
                                                         ================      ================      ================
  Income taxes paid                                      $            800      $            804      $          8,287
                                                         ================      ================      ================

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING
 ACTIVITIES:
   Options issued in exchange for services               $             --      $             --      $        377,993
                                                         ================      ================      ================
   Shares Issued for re-pricing of conversion rate       $             --      $             --      $        175,000
                                                         ================      ================      ================
   Common shares and warrants issued for
     settlement                                          $             --      $             --      $        303,050
                                                         ================      ================      ================
   Warrants issued in connection with financing          $        724,305      $             --      $      6,296,008
                                                         ================      ================      ================
   Beneficial conversion feature of convertible debt     $        275,695      $             --      $      4,640,965
                                                         ================      ================      ================
   Common stock issued in exchange for debt              $        959,858      $        341,798      $      9,247,585
                                                         ================      ================      ================

                                                See accompanying notes.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS

One Voice Technologies, Inc. (the "Company") is a voice recognition technology company. Based on our patented technology, One Voice offers voice solutions for the Telecom and Interactive Multimedia markets which allow business and consumer phone users to voice dial, group conference call, read and send e-mail and instant message, all by voice. We offer PC OEM's the ability to bundle a complete voice interactive computer assistant which allows PC users to talk to their computers to quickly play digital media (music, videos, DVD) along with read and send e-mail messages, SMS text messaging to mobile phones, PC-to-Phone calling (VoIP) and PC-to-PC audio/video. We feel we are strongly positioned across these markets with our patented voice technology.

Located in San Diego, California, the Company has 11 full-time employees and 6 consultant/part-time employees. The company is traded on the NASD OTC Electronic Bulletin Board ("OTCBB") under the symbol ONEV.OB. One Voice commenced operations on July 14, 1999.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

                  INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN:

Pro forma information regarding the effect on operations as required by SFAS 123 and SFAS 148, has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. Pro forma information using the Black-Scholes method at the date of grant is based on the following assumptions:



         Expected life                                         3 Years
         Risk-free interest rate                                  5.0%
         Dividend yield                                              -
         Volatility                                               100%

This option valuation model requires input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

For purposes of SFAS 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period. The Company's pro forma information is as follows:

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                           For the Three Months Ended
                                    March 31,
                                                       2005            2004
                                                    -----------     -----------
Net loss, as reported                               $(2,064,816)    $(1,242,434)

Stock compensation                                         (100)        (21,663)
                                                    -----------     -----------
Pro forma net loss                                  $(2,064,916)    $(1,264,097)
                                                    ===========     ===========

Basic and diluted historical loss per share         $     (0.01)    $     (0.01)
Pro forma basic and diluted loss per share          $     (0.01)    $     (0.01)


                          INTERIM FINANCIAL STATEMENTS:

The accompanying financial statements include all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented. Interim results are not necessarily indicative of the results to be expected for the full year ending December 31, 2005. The financial statements should be read in conjunction with the financial statements included in the Company's annual report on Form 10-KSB for the year ended December 31, 2004.

                                 GOING CONCERN:

The Company's financial statements have been presented on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $2,064,816 during the three months ended March 31, 2005 and had an accumulated deficit of $39,906,302. The Company had negative working capital of $885,539 at March 31, 2005. Cash flows used for operations amounted to $822,200 for the three months ended March 31, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management is currently seeking additional equity or debt financing and is currently pursuing revenue-bearing contracts utilizing various applications of its technology including wireless technology. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                              REVENUE RECOGNITION:

The Company recognizes revenues when earned in the period in which the service is provided or product shipped. Service and license fees are deferred and recognized over the life of the agreement.

The Company's revenue recognition is in accordance of applicable accounting regulations, including American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9. Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs. If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer. Once the amount of the revenue for each element is determined, the Company recognizes revenues as each element is completed and accepted by the customer. For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin ("ARB") No. 45 and SOP 81-1.

(3) NOTES PAYABLE:

On August 8, 2003 the Company entered into a note payable in the amount of $100,000, with principal and interest at 8.0% per annum, due on August 8, 2008. At March 31, 2005 the balance on the note payable was $100,000.

(4) LICENSE AGREEMENT LIABILITY:

In March 2000 the Company entered into a Software License Agreement ("License Agreement")with Phillips Speech Processing, a division of Philips Electronics North America ("Phillips"). Pursuant to the License Agreement, the Company received a world-wide, limited, nonexclusive license to certain speech recognition software owned by Phillips. The initial term of the License Agreement was three (3) years, and the License Agreement included an extended term provision under which the License Agreement was automatically renewable for successive one (1) year periods, unless terminated by either party upon a minimum of sixty (60) days written notice prior to the expiration of the initial term or any extended.

The License Agreement provides for the Company to pay a specified commission on revenues from products incorporating licensed software, and includes minimum royalty payment obligations over the initial three (3) year term of the License Agreement in the aggregate amount of $1,100,000.

Under an amendment to the License Agreement entered into in March 2002, the initial term of the License Agreement was extended for two (2) years, and the aggregate minimum royalty payment was increased to $1,500,000. The amendment also included a revised payment schedule of the minimum royalty payment obligation that provided for semi-annual payments of $250,000 (due on June 30th and December 31st of each year) during 2002, 2003 and 2004. In lieu of scheduled

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

payments, in May, 2003, based on a verbal agreement with Phillips, the Company began making monthly payments of $15,000, of which $10,000 is being applied against the remaining minimum royalty payment due and $5,000 is being applied as interest.

(5) CONVERTIBLE NOTES PAYABLE:

On March 18, 2005, the Company held its first closing pursuant to a subscription agreement it entered into with several accredited investors as of March 18, 2005, pursuant to which the investors subscribed to purchase an aggregate principal amount of $2,000,000 in 6% convertible promissory notes, and 100 Class A and Class B common stock purchase warrants for each 100 shares which would be issued on each closing date assuming full conversion of the convertible notes issued on each such closing date.

The Company received $1,000,000 of the purchase price on the initial closing date of March 18, 2005 and will receive an additional $1,000,000 of the purchase price pursuant to the second closing, which will take place on the 5th day after the Company's registration statement registering the shares of our common stock, issuable upon conversion of the promissory notes and exercise of the warrants is declared effective by the Securities and Exchange Commission.

The convertible notes bear simple interest at 6% per annum payable June 1, 2005 and semi-annually thereafter and mature 3 years after the date of issuance. Each investor shall have the right to convert the convertible notes after the date of issuance at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.047 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date.

The Company issued an aggregate of 29,069,768 Class A common stock purchase warrants and 29,069,768 Class B common stock purchase warrants to the investors, representing 100 Class A and Class B warrants issued for each 100 shares which would be issued on each closing date assuming full conversion of the convertible notes issued on each such closing date. The Class A warrants are exercisable until four years from the initial closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the initial closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.

During the three months ended March 31, 2005, $959,858 of notes payable was converted into approximately 26,000,000 shares of the Company's common stock at an average conversion price of $0.036 per share.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Convertible notes payable at March 31, 2005 consists of the following:


                                     Due                    Principal        Unamortized             Net
                                     Date                    Amount            Discount            Balance
                                -----------------      -----------------    ---------------    --------------
CURRENT PORTION
    La Jolla Cove
    Investors, Inc.             December 12, 2005      $         157,728    $       (45,968)   $      111,760
                                                       =================    ===============    ==============

LONG-TERM PORTION

    Stonestreet Limited
    Partnership                 October 28, 2007       $          40,000    $       (35,766)   $        4,234
                                                       -----------------    ---------------    --------------

    Alpha Capital
    Aktiengesellschaft          December 23, 2007      $          75,000    $       (68,121)   $        6,879
                                                       -----------------    ---------------    --------------

    Stonestreet Limited
    Partnership                 December 23, 2007      $         100,000    $       (90,211)   $        9,789
                                                       -----------------    ---------------    --------------

    Alpha Capital
    Aktiengesellschaft          March 18, 2008         $         400,000    $      (395,341)   $        4,659
                                                       -----------------    ---------------    --------------

    Ellis International
    Limited                     March 18, 2008         $         125,000    $      (123,544)   $        1,456
                                                       -----------------    ---------------    --------------

    Whalehaven Capital
    Fund Limited                March 18, 2008         $         400,000    $      (395,341)   $        4,659
                                                       -----------------    ---------------    --------------

    Omega Capital Small
    Cap Fund                    March 18, 2008         $          45,000    $       (44,476)   $          524
                                                       -----------------    ---------------    --------------

    Osher Capital,
    Inc.                        March 18, 2008         $          30,000    $       (29,650)   $          350
                                                       -----------------    ---------------    --------------

       TOTAL LONG TERM PORTION                         $       1,215,000    $    (1,182,450)   $       32,550
                                                       =================    ===============    ==============

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(6) COMMON STOCK:

During the quarter ended March 31, 2005, Alpha Capital Akteingesellschaft converted Approximately $433,000 of notes payable into approximately 11,928,000 shares of the Company's common stock at an average conversion price of $0.036.

During the quarter ended March 31, 2005, Stonestreet Limited Partnership converted approximately $326,000 of notes payable into approximately 8,970,000 shares of the Company's common stock at an average conversion price of $0.036.

During the quarter ended March 31, 2005, Whalehaven Fund, Limited converted $41,000 of notes payable into approximately 1,026,000 shares of the Company's common stock at an average conversion price of $0.039.

During the quarter ended March 31, 2005, Ellis International Ltd. converted approximately $84,500 of notes payable into approximately 2,098,000 shares of the Company's common stock at an average conversion price of $0.04.

During the quarter ended March 31, 2005, Momona Capital Corp. converted approximately $76,000 of notes payable into approximately 1,938,000 shares of the Company's common stock at an average conversion price of $0.038.

(7) SUBSEQUENT EVENTS:

During April 2005, Alpha Capital Akteingesellschaft converted notes payable in the amount of $75,000 at an average conversion price of $0.028 into approximately 2,693,000 common shares.

On April 22, 2005, the Company held a closing with one accredited investor pursuant to which the investor subscribed to purchase an aggregate of 5,500,000 shares of restricted common stock for a total purchase price of $145,200. In addition, the investor received an aggregate of 5,500,000 Class A common stock purchase warrants and 5,500,000 Class B common stock purchase warrants to the investor, representing 100 Class A and Class B warrants issued for each 100 shares which were issued on the closing date. The Class A warrants are exercisable until four years from the closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                    CONTENTS

                                                                        Page
                                                                        ----

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNING FIRM                   F-1

FINANCIAL STATEMENTS:
  Balance Sheets                                                         F-2
  Statements of Operations                                               F-3
  Statements of Stockholders' Equity (Deficit)                        F-4 - F-7
  Statements of Cash Flows                                            F-8 - F-9
  Notes to Financial Statements                                      F-10 - F-23

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
One Voice Technologies

We have audited the accompanying balance sheets of One Voice Technologies, Inc. (a Development Stage Enterprise) as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and for the period January 1, 1999 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of One Voice Technologies (a Development Stage Enterprise) as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended and for the period January 1, 1999 (inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, One Voice Technologies (a Development Stage Enterprise) has reported accumulated losses during the development stage aggregating $37,841,486 and had a working capital deficiency of $810,682 as of December 31, 2004. These factors raise substantial doubt the about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 1. The 2004 financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Peterson & Co., LLP
San Diego, California
March 7, 2005

                          ONE VOICE TECHNOLOGIES, INC.
                    BALANCE SHEETS - DECEMBER 31, 2004 & 2003

                                     ASSETS

                                                             2004             2003
                                                        --------------   --------------
CURRENT ASSETS:
  Cash and cash equivalents                             $     535,642           53,709
  Other receivable                                              6,274          137,000
  Inventories                                                   9,724               --
  Other current assets                                         27,756           37,698
                                                        --------------   --------------

          Total current assets                                579,396          228,407

PROPERTY AND EQUIPMENT, net of
  accumulated depreciation and amortization                   177,949          214,351

OTHER ASSETS:
  Software development costs, net                              77,865          393,857
  Software licensing, net                                         835            2,839
  Trademarks, net                                              13,310           47,667
  Patents, net                                                118,569           78,186
  Deposits                                                      2,157            9,926
  Deferred debt issue costs                                    96,954           48,200
                                                        --------------   --------------

          Total assets                                  $   1,067,035    $   1,023,433
                                                        ==============   ==============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                      $     162,625    $     173,088
  Accrued expense                                              72,887           58,419
  Security deposits                                            12,522           12,522
  License agreement liability                               1,050,000          670,000
  Current portion of convertible notes payable, net            92,044          106,154
                                                        --------------   --------------
         Total current liabilities                          1,390,078        1,020,183

LONG-TERM DEBT:
  Long term portion of notes payable, net                     100,000          100,000
  Long term portion of convertible notes payable               32,656           19,957
                                                        --------------   --------------
         Total liabilities                                  1,522,734        1,140,140

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock; $.001 par value, 10,000,000
   shares authorized, no shares issued and
   outstanding                                                     --               --
   Common stock; $.001 par value, 990,000,000
   and 250,000,000 Shares authorized at December 31,
   2004 and 2003, respectively; 246,467,927 and
   107,130,165 shares issued and outstanding at
   December 31, 2004 and 2003, respectively                   246,468          107,131
  Additional paid-in capital                               37,139,319       32,235,170
  Deficit accumulated during development stage            (37,841,486)     (32,459,008)
                                                        --------------   --------------

          Total stockholders' equity (deficit)               (455,699)        (116,707)
                                                        --------------   --------------

          Total liabilities and stockholders'
          equity (deficit)                              $   1,067,035    $   1,023,433
                                                        ==============   ==============

   The accompanying notes form an integral part of these financial statements.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS

                                                                        >From inception
                                                                         on January 1,
                                         Year ended      Year ended         1999 to
                                        December 31,    December 31,     December 31,
                                            2004            2003             2004
                                       ---------------  --------------  ----------------
REVENUE                                $        2,105   $      50,000   $       702,426

COST OF REVENUE                                 1,930           6,000           207,605
                                       ---------------  --------------  ----------------

GROSS PROFIT                                      175          44,000           494,821

GENERAL AND ADMINISTRATIVE EXPENSES         5,382,653       5,975,972        38,336,307
                                       ---------------  --------------  ----------------

NET LOSS                               $   (5,382,478)  $  (5,931,972)  $   (37,841,486)
                                       ===============  ==============  ================

NET LOSS PER SHARE, basic and diluted  $         (.03)  $        (.09)
                                       ===============  ==============

WEIGHTED AVERAGE SHARES OUTSTANDING,
  basic and diluted                       188,236,940      65,729,000
                                       ===============  ==============

The accompanying notes form an integral part of these financial statements.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                           Deficit
                                                                                         accumulated
                                                Common stock             Additional        during            Total
                                       -------------------------------     paid-in       development     stockholders'
                                           Shares          Amount          capital          stage       equity (deficit)
                                       ---------------  --------------  -------------   --------------  -----------------
Balance at January 1, 1999                 12,720,000   $      12,720   $               $               $         12,720

Net proceeds from issuance of
  common stock in connection
  with merger                               7,000,000           7,000         106,236                            113,236

Net proceeds from issuance of
  common stock                              1,500,000           1,500       2,544,422                          2,545,922

Net issuance of common stock in
  exchange for services                       150,000             150         299,850                            300,000

Redemption of common stock                (10,000,000)        (10,000)                                           (10,000)

Net loss for the year ended
  December 31, 1999                                                                        (1,782,215)        (1,782,215)
                                       ---------------  --------------  -------------   --------------  -----------------

Balance at December 31, 1999               11,370,000          11,370       2,950,508      (1,782,215)         1,179,663

Net proceeds from issuance of
  common stock and warrants                   312,500             313       1,779,523                          1,779,836

Net proceeds from issuance of
  common stock and warrants                   988,560             988      12,145,193                         12,146,181

Issuance of warrants in exchange
  for services                                                                 55,000                             55,000

Issuance of options in exchange
  for services                                                                199,311                            199,311

Issuance of warrants in connection
  with financing                                                            1,576,309                          1,576,309

Net loss for the year ended
  December 31, 2000                                                                        (9,397,620)        (9,397,620)
                                       ---------------  --------------  -------------   --------------  -----------------
Balance at December 31, 2000               12,671,060          12,671      18,705,844     (11,179,835)         7,538,680

                                   (Continued)

   The accompanying notes form an integral part of these financial statements.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

                                                                                           Deficit
                                                                                         accumulated
                                                Common stock             Additional        during            Total
                                       ------------------------------      paid-in       development     stockholders'
                                           Shares          Amount          capital          stage       equity (deficit)
                                       --------------   -------------   -------------   --------------  -----------------
Conversion of debt to equity, net
  of unamortized debt discount              3,220,765           3,220         571,867                            575,087

Issuance of options in
  exchange for services                                                        58,864                             58,864

Issuance of stock and warrants
  in connection with settlement               110,000             110         247,940                            248,050

Proceeds from sale of common stock
  and warrants, net of offering costs         702,350             702         839,318                            840,020

Issuance of warrants in connection
  with debt financing                                                          92,400                             92,400

Beneficial conversion feature
  embedded in debt securities                                                 417,450                            417,450

Conversion of debt to equity -
  Laurus Master Fund                        3,402,600           3,403         595,399                            598,802

Conversion of debt to equity -
  Stonestreet Capital                       2,973,780           2,974         506,137                            509,111

Net loss for the year ended
  December 31, 2001                                                                        (8,778,279)        (8,778,279)
                                       --------------   -------------   -------------   --------------  -----------------

Balance at December 31, 2001               23,080,555          23,080      22,035,219     (19,958,114)         2,100,185

Conversion of debt to equity                2,624,447           2,624         309,714                            312,338

Issuance of warrants in connection
  with debt financing                                                         577,879                            577,879

Beneficial conversion feature
  embedded in debt securities                                               1,948,765                          1,948,765

Issuance of options in exchange
  for services                                                                107,276                            107,276

                                   (Continued)

   The accompanying notes form an integral part of these financial statements.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

                                                                                           Deficit
                                                                                         accumulated
                                              Common stock               Additional         during           Total
                                       ------------------------------      paid-in       development     stockholders'
                                          Shares         Amount            capital          stage       equity (deficit)
                                       --------------   -------------   -------------   -------------   -----------------
Issuance of common stock                    2,666,667           2,667        721,166                             723,833

Cashless exercise of warrants                  10,512              11            (11)                                 --

Exercise of warrants for cash                  20,000              20          3,380                               3,400

Re-pricing adjustment for
  warrants outstanding                             --              --          9,000                               9,000

Shares issued in re-pricing-
  Stonestreet Capital                         833,334             833        174,167                             175,000

Conversion of debt to equity -
  Laurus Master Fund                        2,110,129           2,110        703,345                             705,455

Conversion of debt to equity -
  Stonestreet Capital                       4,294,596           4,294        899,405                             903,699

Conversion of debt to
  equity - Alpha Capital                    2,767,752           2,768        342,232                             345,000

Conversion of debt to
  equity - Ellis Enterprise                   300,842             301         39,699                              40,000

Conversion of debt to
  equity - Bristol Investments                225,699             226         29,774                              30,000

Net loss for the year ended
  December 31, 2002                                                                       (6,568,922)         (6,568,922)
                                         ------------   -------------   -------------   -------------   -----------------

Balance at December 31, 2002               38,934,533   $      38,934   $ 27,901,010    $(26,527,036)   $      1,412,908

Issuance of warrants in connection
  with debt financing                                                        384,255                             384,255

Beneficial conversion feature
  embedded in debt securities                                              1,291,535                           1,291,535

Issuance of options in exchange
  For services                                                                12,543                              12,543

Conversion of debt to
  equity - Alpha Capital                   32,644,593          32,645      1,294,342                           1,326,987

Conversion of debt to
  equity - Bristol Investments             17,340,192          17,341        707,392                             724,733

Conversion of debt to
  equity - Ellis Enterprise                12,426,253          12,426        497,472                             509,898

Conversion of debt to
  equity - Greenwich Funds                  3,849,278           3,849         97,762                             101,611


Conversion of debt to
  equity - 0114 Limited                     1,935,766           1,936         48,859                              50,795


Net loss for the year ended
  December 31, 2003                                                                       (5,931,972)         (5,931,972)
                                         ------------   -------------   -------------   -------------   -----------------

Balance at December 31, 2003              107,130,615   $     107,131   $ 32,235,170    $(32,459,008)   $       (116,707)

                                   (Continued)

   The accompanying notes form an integral part of these financial statements.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

                                                                                         Deficit
                                                                                       accumulated
                                               Common stock             Additional        during            Total
                                        ---------------------------      paid-in       development      stockholders'
                                           Shares         Amount         capital          stage        equity (deficit)
                                        ------------    -----------    ------------    -------------   -----------------
Issuance of warrants in connection
  with debt financing                                                     1,281,550                           1,281,550

Beneficial conversion feature
  embedded in debt securities                                               707,488                             707,488

Exercise of warrants for cash             12,008,067         12,008       1,368,121                           1,380,129

Debt issue costs                                                            120,138                             120,138

Conversion of debt to
  equity - Alpha Capital                  25,720,939         25,721         587,172                             612,893

Conversion of debt to
  equity - Bristol Investments             4,317,308          4,317          96,708                             101,025

Conversion of debt to
  equity - Ellis Enterprise                5,229,575          5,230         165,230                             170,460

Conversion of debt to
  equity - Greenwich Funds                 2,541,700          2,542          99,889                             102,431

Conversion of debt to
  equity - Whalehaven Capital              2,639,175          2,639         124,834                             127,473

Conversion of debt to
  equity - Whalehaven Fund                 2,009,448          2,009          84,787                              86,796

Conversion of debt to
  equity - Momona Capital                    375,994            376          14,777                              15,153

Conversion of debt to
  equity - Stonestreet Limited             6,067,844          6,068         239,640                             245,708

Conversion of debt to
  equity - La Jolla Cove                  78,427,262         78,427          13,845                              92,272

Net loss for the year ended
  December 31, 2004                                                                      (5,382,478)         (5,382,478)
                                        ------------    -----------    ------------    -------------   -----------------

Balance at December 31, 2004             246,467,927    $   246,468    $ 37,139,349    $(37,841,486)   $       (455,669)
                                        ============    ===========    ============    =============   =================

   The accompanying notes form an integral part of these financial statements.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                                                           From inception
                                                                                           on January 1,
                                                             Year ended     Year ended        1999 to
                                                            December 31,   December 31,     December 31,
                                                                2004           2003             2004
                                                           --------------  -------------   ---------------
Cash flows from operating activities:
  Net loss                                                  $ (5,382,478)  $ (5,931,972)   $  (37,841,486)
                                                           --------------  -------------   ---------------

 Adjustments to reconcile net loss to
  net cash used in operating activities:
      Depreciation and amortization                              499,216        664,302         4,336,076
      Loss on disposal of assets                                      --             --            23,340
      Amortization of discount and finance cost                1,737,993      2,308,154         7,442,629
      Options issued in exchange for services                         --         12,543           459,393
      Warrants issued in exchange for services                        --             --           221,650

 Changes in operating assets and liabilities:
  (Increase) decrease in assets:

      Other receivable                                           130,726       (107,112)           (6,274)

      Inventories                                                 (9,724)            --            (9,724)

      Prepaid expenses                                             9,942         25,849           (27,756)
      Deposits                                                     7,769         36,971            (2,157)
      Deferred debt issue costs                                  (48,754)       (48,200)          (96,954)

  Increase (decrease) in liabilities:
      Accounts payable                                           (10,463)       480,382           162,625
      Accrued expenses                                            14,468             --            72,887
      License agreement liability                                380,000             --         1,050,000
      Deposit                                                         --             --            12,522

                                                           --------------  -------------   ---------------

          Net cash used in operating activities               (2,671,305)    (2,559,083)      (24,203,229)
                                                           --------------  -------------   ---------------

Cash flows from investing activities:
  Purchase of property and equipment                             (63,046)       (31,201)       (1,492,063)
  Software licensing                                                  --             --        (1,145,322)
  Software development costs                                     (22,080)       (76,438)       (1,675,601)
  Trademarks                                                                       (262)         (242,731)
  Patents                                                        (65,718)       (35,312)         (175,495)
  Loan fees                                                           --             --          (200,000)
                                                           --------------  -------------   ---------------

          Net cash used in investing activities                 (150,844)      (143,213)       (4,931,212)
                                                           --------------  -------------   ---------------

                                   (Continued)

   The accompanying notes form an integral part of these financial statements.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                           From inception
                                                                                           on January 1,
                                                             Year ended     Year ended        1999 to
                                                            December 31,   December 31,     December 31,
                                                                2004           2003             2004
                                                            ------------   -------------   ---------------
Cash flows from financing activities:
  Proceeds from issuance of common stock, net                         --             --        18,465,148
  Proceeds from convertible note payable, net                  1,935,038      1,906,850         9,745,891
  Proceeds from notes payable                                         --        100,000           100,000
  Proceeds from warrant exercise                               1,369,044             --         1,369,044
  Retirement of common stock, net                                     --             --           (10,000)
                                                            ------------   -------------   ---------------

          Net cash provided by financing activities            3,304,082      2,006,850        29,670,083
                                                            ------------   -------------   ---------------

Net increase (decrease) in cash                                  481,933       (695,446)          535,642
Cash and cash equivalents, beginning of year                      53,709        745,155                --
                                                            ------------   -------------   ---------------

Cash and cash equivalents, end of year                      $    535,642   $     49,709    $      535,642
                                                            ============   =============   ===============

Supplemental disclosure of cash flow information:
  Interest paid                                             $     74,621   $     35,189    $       80,444
                                                            ============   =============   ===============
  Income taxes paid                                         $        800   $        800    $        7,487
                                                            ============   =============   ===============

Supplemental disclosure of non-cash financing activities:

   Options issued in exchange for services                  $         --   $     12,543    $      377,993
                                                            ============   =============   ===============
   Shares issued for re-pricing of conversion rate          $         --   $         --    $      175,000
                                                            ============   =============   ===============
   Common shares and warrants issued for settlement         $         --   $         --    $      303,050
                                                            ============   =============   ===============
   Warrants issued in connection with financing             $  1,281,550   $    384,255    $    5,571,703
                                                            ============   =============   ===============
   Beneficial conversion feature of debt                    $    707,488   $  1,291,535    $    4,365,238
                                                            ============   =============   ===============
   Common Stock issued upon conversion of debt              $  1,554,211   $  2,714,024    $    8,287,727
                                                            ============   =============   ===============

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION:

One Voice Technologies, Inc. is incorporated under the laws of the State of Nevada. The Company commenced operations in 1999.

GOING CONCERN:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant losses since inception of $37,841,486 and used cash for operations of $ 2,671,305 during the year ended December 31, 2004. The Company also has a working capital deficit of $810,682 and a stockholders' deficit of $455,699 as of December 31, 2004. These factors raise substantial doubt about the Company's ability to continue as a going concern unless the Company enters into a significant revenue-bearing contract. Management is currently seeking additional equity or debt financing. Additionally, management is currently pursuing revenue-bearing contracts utilizing various applications of its technology including wireless technology. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

BUSINESS ACTIVITY:

The Company develops voice recognition based software for both the Telecom and Interactive Multimedia PC sectors.

USE OF ESTIMATES:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DEVELOPMENT STAGE ENTERPRISE:

The Company is a development stage company as defined by Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." All losses accumulated since inception of One Voice Technologies, Inc. have been considered as part of the Company's development stage activities.

FAIR VALUE:

The Company's financial instruments consist principally of accounts payable and notes payable as defined by Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments." The carrying value of the financial instruments, none of which are held for trading purposes, approximates their fair value due to the short-term nature of these instruments.

CASH AND CASH EQUIVALENTS:

For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

CONCENTRATION:

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

REVENUE RECOGNITION:

The Company recognizes revenues when earned in the period in which the service is provided. The Company's revenue recognition policies are in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9. Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs. If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer. Once the amount of the revenue for each element is determined, the Company recognizes revenues as each element is completed and accepted by the customer. For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin ("ARB") No. 45 and SOP 81-1.

Service and license fees are deferred and recognized over the life of the agreement. Revenues from the sale of products will be recognized upon shipment of the product.

ADVERTISING AND PROMOTION COSTS:

Advertising and promotion costs are expensed as incurred. For the years ended December 31, 2004 and 2003, advertising and promotion costs were $27,262 and $11,770 respectively.

PROPERTY AND EQUIPMENT:

Property and equipment are recorded at cost. Depreciation is being provided by use of the straight-line method over the estimated useful lives of the assets, ranging from three to seven years.

INVENTORIES:

Inventories are valued at the lower of cost or market based on actual cost.

DEBT WITH STOCK PURCHASE WARRANTS:

The proceeds received from debt issued with stock purchase warrants is allocated between the debt and the warrants, based upon the relative fair values of the two securities, with the balance allocated to warrants being accounted for as additional paid-in capital. The resulting debt discount is amortized to expense over the term of the debt instrument, using the interest method. In the event of settlement of such debt in advance of the maturity date, an expense is recognized based upon the difference between the then carrying amount (i.e., face amount less unamortized discount) and amount of payment.

DEBT WITH BENEFICIAL CONVERSION FEATURE:

In January 2001, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 00-27 effective for convertible debt instruments issued after November 16, 2000. This pronouncement requires the use of the intrinsic value method for recognition of the detachable and embedded equity features included with indebtedness, and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument rather than the period for which the instrument first becomes convertible. The discount is amortized using the effective interest rate method over the life of the debt. Upon conversion of the debt, any unamortized debt issue costs will be charged to expense.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

SOFTWARE DEVELOPMENT COSTS:

The Company accounts for their software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," ("SFAS No. 86"). SFAS No. 86 requires the Company to capitalize the direct costs and allocate overhead associated with the development of software products. Initial costs are charged to operations as research prior to the development of a detailed program design or a working model. Costs incurred subsequent to the product release, and research and development performed under contract are charged to operations. Capitalized costs are amortized over the estimated product life of four years on the straight-line basis. The Company evaluates for impairment losses annually or when economic circumstances necessitate. The Company will recognize an impairment loss if the amount by which the unamortized capitalized cost of a computer software product exceeds the net realizable value of that asset. No impairment losses were recognized during the years ended December 31, 2004 and 2003.

Amortization expense totaled $338,072 and $407,481 for the years ended December 31, 2004 and 2003, respectively. Accumulated amortization as of December 31, 2004 amounted to $1,597,736.

TRADEMARKS AND PATENTS:

The Company's trademark costs consist of legal fees paid in connection with trademarks. The Company amortizes trademarks using the straight-line method over the period of estimated benefit, generally four years. Amortization expense charged for the years ended December 31, 2004 and 2003 totaled $34,357 and $59,017, respectively. Accumulated amortization as of December 31, 2004 amounted to $229,421.

The Company's patent costs consist of legal fees paid in connection with patents pending. The Company amortizes patents using the straight-line method over the period of estimated benefit, generally five years. Amortization expense charged for the years ended December 31, 2004 and 2003 totaled $25,335 and $18,971, respectively. Accumulated amortization as of December 31, 2004 amounted to $56,926.

In accordance with SFAS 142, the Company periodically evaluates whether events or circumstances have occurred that may affect the estimated useful life or the recoverability of the remaining balance of the patent and trademarks. Impairment of the assets is triggered when the estimated future undiscounted cash flows do not exceed the carrying amount of the intangible asset. If the events or circumstances indicate that the remaining balance of the assets may be permanently impaired, such potential impairment will be measured based upon the difference between the carrying amount of the assets and the fair value of such assets, determined using the estimated future discounted cash flows generated.

NET LOSS PER COMMON SHARE:

Basic earnings per share is calculated using the weighted-average number of outstanding common shares during the period. Diluted earnings per share is calculated using the weighted-average number of outstanding common shares and dilutive common equivalent shares outstanding during the period, using either the as-converted method for convertible notes and convertible preferred stock or the treasury stock method for options and warrants.

The net loss per common share for the years ended December 31, 2004 and 2003 is based on the weighted average number of shares of common stock outstanding during the periods. Potentially dilutive securities include options, warrants and convertible preferred stock; however, such securities have not been included in the calculation of the net loss per common share as their effect is antidilutive.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONTINUED:

INCOME TAXES:

Deferred income taxes are reported using the asset/liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

INCENTIVE AND STOCK BASED COMPENSATION:

Pro forma information regarding the effect on operations as required by SFAS 123 and SFAS 148, has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. Pro forma information, using the Black-Scholes method at the date of grant, is based on the following assumptions:

                Expected life                 2.7 Years
                Risk-free interest rate            5.0%
                Dividend yield                      --
                Volatility                         100%

This option valuation model requires input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

For purposes of SFAS 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period. No expense was recognized under APB 25. The Company's pro forma information is as follows:

                                                    December 31, 2004    December 31, 2003
                                                    ------------------   ------------------
     Net loss, as reported                          $      (5,382,478)   $      (5,931,972)
                                                    ------------------   ------------------
     Stock compensation calculated under SFAS 123   $         (51,500)   $        (419,000)
                                                    ------------------   ------------------
     Pro forma net loss                             $      (5,330,978)   $      (6,350,972)
                                                    ------------------   ------------------

     Basic and diluted historical loss per share    $           (0.03)   $           (0.09)
                                                    ------------------   ------------------
     Pro forma basic and diluted loss per share     $           (0.03)   $           (0.10)
                                                    ------------------   ------------------

NEW ACCOUNTING PRONOUNCEMENTS:

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin
(ARB) No. 51, Consolidated Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statements should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONTINUED:

In December 2003 the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46 that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied in periods ending after December 15, 2003. Otherwise, FIN 46 is to be applied for registrants who file under Regulation SX in periods ending after March 15, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The guidance should be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its consolidated financial position, results of operations or stockholders' equity.

In May 2003, the FASB Issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 clarifies the accounting treatment for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective for public entities at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company's financial position, results of operations or stockholders' equity.

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123(R), "Share-Based Payment". SFAS No. 123(R) replaces SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS No. 123(R) requires compensation costs related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. SFAS No. 123(R) is effective for period beginning after June 15, 2005. The Company plans to adopt SFAS No. 123(R) on July 1, 2005, the beginning of its third fiscal quarter. SFAS 123(R) eliminates the alternative to use the intrinsic value method of accounting that was provided in SFAS 123 as originally issued. In accordance with SFAS No. 148, the Company has been disclosing the impact on net income and earnings per share had the fair value based method been adopted.

(3) PROPERTY AND EQUIPMENT:

A summary is as follows:                                   2004         2003
                                                        ----------   ----------
       Computer equipment                               $  553,844   $  495,126
       Website development                                  38,524       35,974
       Equipment                                           197,049      197,048
       Furniture and fixtures                              122,020      120,243
       Web host computer equipment                         420,993      420,993
       Leasehold improvements                               15,222       15,222
       Telephone equipment                                  99,910       99,910
                                                        ----------   ----------

                                                         1,447,562    1,384,516
       Less accumulated depreciation and amortization    1,269,612    1,170,165
                                                        ----------   ----------

                                                        $  177,950   $  214,351
                                                        ==========   ==========

Depreciation expense totaled $99,448 and $94,866 for the years ended December 31, 2004 and 2003, respectively.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(4) NOTES PAYABLE:

On August 8, 2003 the Company entered into a note payable in the amount of $100,000, with principal and interest at 8.0% per annum, due on August 8, 2008. At December 31, 2004 and 2003 the balance on the note payable was $100,000.

(5) LICENSE AGREEMENT LIABILITY

In March 2000 the Company entered into a Software License Agreement ("License Agreement")with Phillips Speech Processing, a division of Philips Electronics North America ("Phillips"). Pursuant to the License Agreement, the Company received a world-wide, limited, nonexclusive license to certain speech recognition software owned by Phillips. The initial term of the License Agreement was three (3) years, and the License Agreement included an extended term provision under which the License Agreement was automatically renewable for successive one (1) year periods, unless terminated by either party upon a minimum of sixty (60) days written notice prior to the expiration of the initial term or any extended.

The License Agreement provides for the Company to pay a specified commission on revenues from products incorporating licensed software, and includes minimum royalty payment obligations over the initial three (3) year term of the License Agreement in the aggregate amount of $1,100,000.

Under an amendment to the License Agreement entered into in March 2002, the initial term of the License Agreement was extended for two (2) years, and the aggregate minimum royalty payment was increased to $1,500,000. The amendment also included a revised payment schedule of the minimum royalty payment obligation that provided for semi-annual payments of $250,000 (due on June 30th and December 31st of each year) during 2002, 2003 and 2004. In lieu of scheduled payments, in May, 2003, based on a verbal agreement with Phillips, the Company began making monthly payments of $15,000, of which $10,000 is being applied against the remaining minimum royalty payment due and $5,000 is being applied as interest.

As of December 31, 2004 and 2003, the outstanding minimum royalty obligations pursuant to the License Agreement were $1,050,000 and $670,000, respectively.

(6) CONVERTIBLE NOTES PAYABLE:

On April 10, 2003, the Company entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Ellis Enterprises Ltd., Greenwich Growth Fund Limited, and 01144 Limited for the issuance of 4% convertible debentures in the aggregate amount of $600,000. The notes bear interest at 4% (effective interest rate in excess of 100%), mature on April 10, 2005, and are convertible into the Company's common stock, at the holders' option, at the lower of (i) $0.1166 or (ii) 80% of the average of the five lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before April 10, 2005 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, the Company issued an aggregate of 350,004 warrants to the investors. The warrants are exercisable until April 10, 2008 at a purchase price of $.1272 per share. Net proceeds amounted to approximately $540,000, net of debt issue cash cost of $60,000. The fair value of the warrants of $25,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $515,000 have been amortized over the life of the debt using the interest method. Upon conversion of the debt, any unamortized debt issue costs was charged to interest expense.

On June 30, 2003, the Company entered into a securities purchase agreement with two accredited investors, Alpha Capital Aktiengesellschaft, and Bristol Investment Fund Limited for the issuance of 4% convertible debentures in the aggregate amount of $500,000. The notes bear interest at 4% (effective interest rate in excess of 100% on the aggregate amount), mature on June 20, 2005, and are convertible into the Company's common stock, at the holders' option, at the lower of (i) $0.1023 or (ii) 80% of the average of the five lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before June 30, 2005 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, the Company issued an aggregate of 291,670 warrants to the investors. The warrants are exercisable until June 30, 2008 at a purchase price of $.1116 per share. Net proceeds amounted to approximately $437,500, net of debt issue cash cost of $62,500. The fair value of the warrants of $11,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $143,000 was amortized as interest expense over the life of the debt using the interest method. Upon conversion of the debt, any unamortized debt issue costs was charged to interest expense.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

On September 17, 2003, the Company entered into a securities purchase agreement with three accredited investors, Alpha Capital Aktiengesellschaft, Bristol Investment Fund Limited and Ellis Enterprises Ltd for the issuance of 6% convertible debentures in the amount of $375,000. The notes bear interest at 6% (effective interest rate of 80% on the aggregate amount), mature on September 17, 2004, and are convertible into the Company's common stock, at the holders' option, at the lower of (i) $0.0474 or (ii) 78% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before September 17, 2004 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, the Company issued 4,746,837 warrants to the investors. The warrants are exercisable until September 17, 2010 at a purchase price of $.0474 per share. Net proceeds amounted to approximately $334,500, net of debt issue cash cost of $40,500. The relative value (limited to the face amount of the debt) of all the warrants of $164,000 using Black Scholes option pricing model, cash cost of $40,500 and the beneficial conversion feature of approximately $170,500 will be amortized over the life of the debt using the interest method. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

On November 10, 2003, the Company entered into a securities purchase agreement with three accredited investors, Alpha Capital Aktiengesellschaft, Bristol Investment Fund Limited and Ellis Enterprises Ltd for the issuance of 6% convertible debentures in the amount of $375,000. The notes bear interest at 6% (effective interest rate of 80% on the aggregate amount), mature on November 10, 2004, and are convertible into the Company's common stock, at the holders' option, at the lower of (i) $0.0474 or (ii) 78% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before November 10, 2004 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, the Company issued 4,746,837 warrants to the investors. The warrants are exercisable until November 10, 2010 at a purchase price of $.0474 per share. Net proceeds amounted to approximately $345,000, net of debt issue cash cost of $30,000. The relative value (limited to the face amount of the debt) of all the warrants of $127,000 using Black Scholes option pricing model, cash cost of $30,000 and the beneficial conversion feature of approximately $211,000 will be amortized over the life of the debt using the interest method. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

On December 12, 2003, the Company entered into a securities purchase agreement with La Jolla Cove Investors, Inc. for the issuance of a 7.75% convertible debenture in the aggregate amount of $250,000. The note bears interest at 7.75%, matures on December 12, 2005, and is convertible into the Company's common stock, at the holders' option. The number of common shares this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the Conversion Price multiplied by ten times the dollar amount of the Debenture being converted, and the entire forgoing result shall be divided by the Conversion Price. The Conversion Price is defined as the lower of (i) $0.25 or (ii) 80% of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to Holder's election to convert. Beginning in the first full calendar month after the Registration Statement is declared effective, Holder shall convert at least 7%, but no more than 15% (such 15% maximum amount to be cumulative from the deadline), of the face value of the debenture per calendar month into common shares of the company, provided that the common shares are available, registered and freely tradable. In addition, the Company issued an aggregate of 2,500,000 warrants to the investors. The warrants are exercisable until December 12, 2006 at a purchase price of $1.00 per share. Holder will exercise at least 7%, but no more than 15% (such 15% maximum amount to be cumulative from the Deadline), of the Warrants per calendar month, provided that the Common Shares are available, registered and freely tradable. The 15% monthly maximum amount shall not be applicable if the Current Market Price of the Common Stock at anytime during the applicable month is higher than the Current Market Price of the Common Stock on the Closing Date. In the event Holder does not exercise at least 7% of the Warrants in any particular calendar month, Holder shall not be entitled to collect interest on the Debenture for that month. The fair value of the warrants of $18,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $219,000 will be amortized as interest expense over the life of the debt using the interest method. Upon conversion of the debt mentioned here, any unamortized debt issue costs will be charged to expense. As of December 31, 2003 the principal balance amounted to $250,000 and the unamortized debt discount amounted to approximately $243,000.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

On August 18, 2004, the Company entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Greenwich Growth Fund Limited, Whalehaven Capital, LP and Whalehaven Fund Limited for the issuance of 7% convertible debentures in the aggregate amount of $700,000. The notes bear interest at 7% (effective interest rate of 146% on the aggregate amount), mature on August 18, 2007, and are convertible into the Company's common stock, at the holders' option, at the lower of (i) $0.085 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before August 18, 2007 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, the Company issued an aggregate of 7,063,774 warrants to the investors (3,531,887 Class A warrants and 3,531,887 Class B warrants).The Class A warrants are exercisable until August 18, 2009 at a purchase price of $.0935 per share. The Class B warrants are exercisable until August 18, 2009 at a purchase price of $.10625 per share. Net proceeds amounted to approximately $621,000, net of debt issue cash cost of $79,000. The fair value of the warrants of $323,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $298,000 will be amortized over the life of the debt using the interest method. Upon conversion of the debt, unamortized debt issue costs are charged to expense.

On October 28, 2004, the Company entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd. and Momona Capital Corp. for the issuance of 7% convertible debentures in the aggregate amount of $596,000. The notes bear interest at 7% (effective interest rate of 100% on the aggregate amount), mature on October 28, 2007 and are convertible into the Company's common stock, at the holders' option, at the lower of (i) $0.074 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before October 28, 2007 without the consent of the holder. The full principal amount of the convertible note is due upon default under the terms of convertible notes. In addition, the Company issued an aggregate of 11,825,398 Class A warrants and 11,825,398 Class B warrants to the investors. The warrants are exercisable until October 28, 2009 at a purchase price of $0.07 per share. Net proceeds amounted to approximately $532,000, net of debt issue cash cost of $64,000. The relative value (limited to the face amount of the debt) of all the warrants of $276,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $319,000 will be amortized over the life of the debt using the interest method. As of December 31, 2004, the balance owed was $266,000 and the unamortized discount amounted to $250,000. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

On December 23, 2004, the Company entered into a securities purchase agreement with Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd. and Momona Capital Corp. for the issuance of 7% convertible debentures in the aggregate amount of $894,000. The notes bear interest at 7% (effective interest rate of 100% on the aggregate amount), mature on December 23, 2007 and are convertible into the Company's common stock, at the holders' option, at the lower of (i) $0.074 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before December 23, 2007 without the consent of the holder. The full principal amount of the convertible note is due upon default under the terms of convertible notes. In addition, the Company issued an aggregate of 22,183,622 Class A warrants and 22,183,622 Class B warrants to the investors. The warrants are exercisable until December 23, 2009 at a purchase price of $0.07 per share. Net proceeds amounted to approximately $835,000, net of debt issue cash cost of $59,000. The relative value (limited to the face amount of the debt) of all the warrants of $682,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $210,000 will be amortized over the life of the debt using the interest method. As of December 31, 2004, the balance owed was $854,000 and the unamortized discount amounted to $848,000. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

A summary of convertible notes payable balance at December 31, 2004 is as follows:

                                       Due            Principal     Unamortized       Net
                                       Date            Amount        Discount       Balance
                                 -----------------   -----------    -------------   --------
CURRENT PORTION
    La Jolla Cove
    Investors, Inc.              December 12, 2005   $   157,728    $    (65,684)   $ 92,044

LONG-TERM PORTION

    Whalehaven Fund
    Limited                      August 18, 2007     $    40,000    $    (30,538)   $  9,462
                                                     -----------    -------------   --------

    Alpha Capital
    Aktiengesellschaft           October 28, 2007    $   200,000    $   (186,764)   $ 13,236
                                                     -----------    -------------   --------

    Momona Capital
    Corp.                        October 28, 2007    $    21,000    $    (20,104)   $    896
                                                     -----------    -------------   --------

    Stonestreet Limited
    Partnership                  October 28, 2007    $    40,000    $    (38,295)   $  1,705
                                                     -----------    -------------   --------

    Ellis International
    Limited                      October 28, 2007    $     4,841    $     (4,634)   $    207
                                                     -----------    -------------   --------

    Alpha Capital
    Aktiengesellschaft           December 23, 2007   $   300,000    $   (297,487)   $  2,513
                                                     -----------    -------------   --------

    Momona Capital
    Corp.                        December 23, 2007   $    54,000    $    (53,548)   $    452
                                                     -----------    -------------   --------

    Stonestreet Limited
    Partnership                  December 23, 2007   $   420,000    $   (416,483)   $  3,517
                                                     -----------    -------------   --------

    Ellis International
    Limited                      December 23, 2007   $    79,700    $    (79,032)   $    668
                                                     -----------    -------------   --------

       TOTAL LONG TERM PORTION                       $ 1,159,541    $ (1,126,885)   $ 32,656
                                                     ===========    =============   ========

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(7) COMMON STOCK:

During the year ended December 31, 2003, the note holders converted the principal outstanding at December 31, 2002 of $1,235,000 plus accrued interest, into 19,008,757 common shares.

During the year ended December 31, 2003, Alpha Capital Aktiengesellschaft, Ellis Enterprises Ltd., Greenwich Growth Fund Limited, and 01144 Limited had converted all of its April 10, 2003 notes aggregating $700,000 plus interest into 20,675,854 common shares at an average conversion price of $0.03 per share.

During the year ended December 31, 2003, Alpha Capital Aktiengesellschaft and Bristol Investments had converted all of its June 30, 2003 notes aggregating $500,000 plus interest into 16,990,200 common shares at an average conversion price of $0.03 per share.

During the year ended December 31, 2003, Alpha Capital Aktiengesellschaft, Bristol Investments and Ellis Enterprises had converted $345,000 of principal from the September 17, 2003 notes plus interest into 11,521,271 common shares at an average conversion price of $0.03 per share.

During the year ended December 31, 2004, La Jolla Cove Investors, Inc. exercised warrants to purchase 922,720 shares of common stock for cash in the amount of $922,720 and converted $92,272 of the 7.75% convertible note into 78,427,262 shares of common stock at an average exercise and conversion price of $0.001 per share.

During the year ended December 31, 2004, Alpha Capital Aktiengesellschaft had converted the remaining $100,000 plus interest of its September 17, 2003 note aggregating $300,000 into 4,385,123 common shares at an average conversion price of $0.023 per share.

During the year ended December 31, 2004, Alpha Capital Aktiengesellschaft, Bristol Investments and Ellis Enterprises had converted the remaining $305,000 plus interest of its November 10, 2003 notes aggregating $375,000 into 20,855,601 common shares at an average conversion price of $0.015 per share.

During the year ended December 31, 2004, Alpha Capital Aktiengesellschaft, Greenwich Growth Fund Limited, Whalehaven Capital and Whalehaven Fund had converted $660,000 plus interest of its August 18, 2004 notes aggregating $700,000 into 14,352,422 common shares at an average conversion price of $0.046 per share.

During the year ended December 31, 2004, Stonestreet Limited Partnership, Ellis Enterprises And Momona Capital had converted $330,160 plus interest of its October 28, 2004 notes aggregating $396,000 into 8,308,838 common shares at an average conversion price of $0.04 per share.

During the year ended December 31, 2004, Ellis Enterprises had converted $40,300 of its December 23, 2004 note aggregating $120,000 into 1,000,000 common shares at an average conversion price of $0.04 per share.

During the year ended December 31, 2004, warrants to purchase 11,085,347 shares of common stock were exercised for cash in the amount of $1,369,044.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(8) RESEARCH AND DEVELOPMENT:

The Company performs internal research and development efforts. Research and development expense represented $617,648 and $633,176 for the years ended December 31, 2004 and 2003 respectively.

(9) INCOME TAXES:

At December 31, 2004 and December 31, 2003, the Company had net operating loss carry forwards available to reduce future taxable income, if any, of approximately $ 29,500,000 and $27,350,000 for Federal income tax purposes. It also had net operating loss carry forwards available to reduce future taxable income, if any, of approximately $ 26,700,000 and $ 24,500,000 for state purposes. The Federal and state net operating loss carry forwards will begin expiring in 2020 and 2007, respectively. The carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three year period.

The expected income tax provision, computed based on the Company's pre-tax income (loss) and the statutory Federal income tax rate, is reconciled to the actual tax provision reflected in the accompanying financial statements as follows:

                                                                  2004           2003
                                                               ------------   ------------
Expected tax provision (benefit) at statutory rates            $(1,830,043)   $(2,016,598)
State taxes, net of Federal benefit                                    528            528
Meals & Entertainment                                                2,923          1,119
Change in Valuation Allowance                                    1,236,748      1,237,704
Amortization of Beneficial Conversion Feature                      590,644        788,047
                                                               ------------   ------------

                                                      Totals   $       800    $       800

The provision (benefit) for income taxes in 2004 and 2003 consists of the following:

                                                                   2004           2003
                                                               -----------    -----------
Current:
   Federal                                                     $        --    $        --
   State                                                               800            800
         Totals                                                        800            800

Deferred:
   Federal                                                              --             --
   State                                                                --             --
         Totals                                                         --             --

         Totals                                                $       800    $       800

Significant components of the Company's deferred tax assets and liabilities as of December 31, 2004 and December 31, 2003 are shown below:

                                                                   2004           2003
                                                               -------------  -------------
Deferred tax assets:
        Accrued vacation                                       $     23,208   $     19,594
        Basis Difference in Fixed Assets                             97,713         35,326
   Net operating loss                                            12,398,459     11,469,519
   Other                                                              1,716          1,716
                                                               -------------  -------------
         Totals                                                $ 12,521,096   $ 11,526,155
                                                               -------------  -------------
Deferred tax liabilities:
   Deferred State Taxes                                            (813,053)      (743,268)
                                                               -------------  -------------

         Deferred tax asset (liability)                        $ 11,708,044   $ 10,782,887
         Valuation Allowance                                    (11,708,044)   (10,782,887)
                                                               -------------  -------------
         Net Deferred Tax Asset (Liability)                               0             0

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(10) COMMITMENTS AND CONTINGENCIES:

The Company leases its facilities under leases that expire at various times through October 2005. The following is a schedule by years of future minimum rental payments required under operating leases that have noncancellable lease terms in excess of one year as of December 31, 2004:

          Year ending December 31,
              2005                           191,500
                                           ---------

          Less sublease income                60,000
                                           ---------

                                           $ 131,500
                                           =========

Rent expense, net of sublease income of $60,000 amounted to $198,000 for the year ended December 31, 2004.

(11) INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN:

On July 14, 1999, the Company enacted an Incentive and Nonqualified Stock Option Plan (the "Plan") for its employees and consultants under which a maximum of 3,000,000 options (Amendment to increase the available shares from 1,500,000 to 3,000,000 approved by the shareholders in December 2001) and approved by the shareholders may be granted to purchase common stock of the Company.

In October 2003, we held our Annual Shareholders' Meeting. Pursuant to the meeting, our shareholders voted in favor and approved the Fourth Amended and Restated Stock Option Plan pursuant to which the number of shares authorized under the Plan was increased from 3,000,000 to 13,000,000.

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(11) INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN, CONTINUED

Two types of options may be granted under the Plan: (1) Incentive Stock Options (also known as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance under the Plan; and (2) Nonstatutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is greater than 85% of the fair market value of the common stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees and consultants without regard to any performance measures. All options issued pursuant to the Plan vest at a rate of at least 20% per year over a 5-year period from the date of the grant or sooner if approved by the Board of Directors. All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. The Company follows SFAS No. 123 for stock options granted to non-employees and records a consulting expense equal to the fair value of the options at the date of grant.

During the years ended December 31, 2004 and 2003, the Company granted 0 and 275,000 stock options exercisable respectively at an exercise price of $0.11 to employees of the Company, of which, 250,000 options were terminated in 2003.

The number and weighted average exercise prices of options granted under the plan for the years ended December 31, 2004 and 2003 are as follows:

                                               2004                    2003
                                       ---------------------   ---------------------
                                                    Average                 Average
                                                   Exercise                Exercise
                                        Number       Price      Number       Price
                                       ---------   ---------   ---------   ---------
Outstanding at beginning of the year   1,900,500   $    1.54   3,173,625   $    1.58
Granted during the year                       --          --     275,000        0.12
Terminated during the year               179,000        1.12   1,548,125        1.38
Exercised during the year                     --          --          --          --
Outstanding at end of the year         1,721,500        2.70   1,900,500        1.54
Exercisable at end of the year         1,552,750        2.70   1,534,400        1.85

                          ONE VOICE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(12) WARRANTS:

At December 31, 2004, the Company had warrants outstanding that allow the holders to purchase up to 78,494,252 shares of common stock.

The number and weighted average exercise prices of the warrants for the years ended December 31, 2004 and 2003 are as follows:

                                               2004                    2003
                                       ---------------------   ---------------------
                                                    Average                 Average
                                                   Exercise                Exercise
                                        Number       Price      Number       Price
                                       ----------  ---------   ----------  ---------
Outstanding at beginning of the year   16,099,643  $    0.46    3,464,297   $   1.26
Granted during the year                75,081,815        .08   12,635,346        .24
Terminated during the year                179,143         --           --         --
Exercised during the year              12,008,063        .11           --         --
Outstanding at end of the year         78,994,252       0.46   16,099,643       0.46
Exercisable at end of the year         78,994,252       0.46   16,099,643       0.46

(13) SUBSEQUENT EVENT:

On March 18, 2005, the Company held its first closing pursuant to a Subscription Agreement it entered into with several accredited investors dated as of March 18, 2005, pursuant to which the investors subscribed to purchase an aggregate principal amount of $2,000,000 in 6% convertible promissory notes, and 100 Class A and Class B common stock purchase warrants for each 100 shares which would be issued on each closing date assuming full conversion of the convertible notes issued on each such closing date.

$1,000,000 of the purchase price was paid to us by the investors on the initial closing date of March 18, 2005 and $1,000,000 of the purchase price will be paid to us pursuant to the second closing, which will take place on the 5th day after the actual effectiveness of the registration statement which we are required to file with the Securities and Exchange Commission registering the shares of our common stock, par value $.001 per share, issuable upon conversion of the promissory notes and exercise of the warrants.

The convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2005 and semi-annually thereafter and mature 3 years after the date of issuance. Each investor shall have the right to convert the convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.047 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded.

We issued an aggregate of 29,069,768 Class A common stock purchase warrants and 29,069,768 Class B common stock purchase warrants to the investors, representing 100 Class A and Class B warrants issued for each 100 shares which would be issued on the each closing date assuming full conversion of the convertible notes issued on each such closing date. The Class A warrants are exercisable until four years from the initial closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the initial closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.

Subsequent to December 31, 2004, note holders converted additional note principal into common shares as follows:

                                                               Average
                                     Amount       Converted    Exercise
                                    Converted    Shares Into    Price
                                   -----------   -----------   --------
Alpha Capital Akteingesellschaft   $   350,000     9,724,106   $  0.037
Whalehaven Fund Ltd.                    40,000     1,026,466   $  0.039
Ellis Enterprise Limited                84,500     2,097,779   $  0.040
Stonestreet Limited Partnership        200,000     5,928,797   $  0.034
Momona Capital Corp.                    75,000     1,938,262   $  0.038
                                   -----------   -----------   --------
                                   $   749,500    20,715,410   $  0.038
                                   ===========   ===========   ========

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROSPECTUS. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                                TABLE OF CONTENTS
                                                                            Page

Prospectus Summary                                                             5
Description of Securities Being Registered                                     6
Risk Factors                                                                   8
Use of Proceeds                                                               12
Market For Common Equity And Related Stockholder
     Matters                                                                  12
Management's Discussion And Analysis or Plan Of
     Operation                                                                13
Business                                                                      19
Description of Property                                                       21
Legal Proceedings                                                             22
Management                                                                    23
Executive Compensation                                                        26
Security Ownership Of Certain Beneficial Owners
     And Management                                                           27

Description of Our Capital Stock                                              28
Indemnification for Securities Act Liabilities                                29
Selling Stockholders                                                          30
Plan of Distribution                                                          31
Legal Matters                                                                 32
Experts                                                                       33
Available Information                                                         33
Index To Financial Statements                                                 34

                            UP TO 209,141,851 SHARES
                                     OF OUR
                                 OF COMMON STOCK

                          One Voice Technologies, Inc.

                                   ----------
                                   PROSPECTUS
                                   ----------



                                  July 1, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

       NATURE OF EXPENSE                  AMOUNT
       -----------------                -----------
       SEC Registration fee                 935.18*
       Accounting fees and expenses       5,000.00*
       Legal fees and expenses           10,000.00*
                                        -----------
                             TOTAL      $15,935.18*
                                        ===========


* Estimated and previously paid.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In January 2002, we entered into a securities purchase agreement with the Laurus Master Fund, Ltd. and Stonestreet Limited Partnership for the issuance of an aggregate of $1,452,500 principal amount of 4% convertible notes and an aggregate of 500,000 common stock purchase warrants in reliance on Section 4(2) of the Act and Rule 506. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $.96. The commission for the transaction was $87,500 and a 4% convertible note in the amount of $52,500.

On May 7, 2002, we issued 2,666,666 shares of our common stock to Stonestreet Limited Partnership for $800,000. In addition we issued to Stonestreet 300,000 warrants exercisable into shares of our common stock at $.43 per share. We paid $48,000 and issued 75,000 warrants exercisable at $.43 per share as a finder's fee to Stonestreet Corporation. On August 8, 2002, we repriced Stonestreet's May 2002 investment and issued them 833,334 shares of common stock. In addition, we repriced Stonestreet's common stock purchase warrants exercise price to $.20 per share.




On January 7, 2002, we entered into a securities purchase agreement with the Laurus Master Fund, Ltd. and Stonestreet Limited Partnership for the issuance of an aggregate of $1.45 million principal amount of 4% convertible notes and an aggregate of 500,000 common stock purchase warrants in reliance on Section 4(2) of the Act and Rule 506. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $.96. The commission for the transaction was $87,500 and a 4% convertible note in the amount of $52,500. The notes bear interest at 4%, matures on January 7, 2004, and are convertible into our common stock, at the holder's option, at the lower of (i) $0.997 or (ii) 80% of the five lowest VWAPs for the common stock on a principal market for the 30 trading days before but not including the conversion date. VWAP means the daily volume weighted average prices of our common stock. The note may not be paid, in whole or in part, before January 7, 2004 without the consent of the holder. The full principal amount of the convertible notes are due upon default under the terms of convertible notes. The warrants are exercisable until January 5, 2005 at a purchase price of $.96 per share. Subsequently, on May 7, 2002, due to an additional financing, these warrants were repriced at $0.90 per share pursuant to the terms of this financing agreement.


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


On August 8, 2002, we entered into securities purchase agreement with two accredited investor, Stonestreet Limited Partnership and Alpha Capital Aktiengesellschaft for the issuance of 4% convertible notes in the aggregate amount of $650,000. The notes are convertible into common stock at a conversion price of the lower of $.242 or 80% of the average of the five lowest closing bid prices for the common stock thirty days prior to conversion. In addition, an aggregate of 491,400 common stock purchase warrants were issued to the investors. Each common stock purchase warrant has an exercise price of $.252. The commission for the transactions were 8%. The offering of convertible notes was exempt from registration under Rule 506 of Regulation D and under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. All persons were accredited investors, represented that they were capable of analyzing the merits and risks of their investment.

During the quarter ended September 30, 2002, we issued an aggregate total of 850,000 options to employees in recognition of their services to One Voice. In addition , we issued 50,000 options to a consultant who provided human resources services. All of the options were pursuant to our stock option plan and have an exercise price of $0.14 per share.

In November 2002, we entered into a securities purchase agreement with three accredited investors, Alpha Capital Aktiengesellschaft, Ellis Enterprises Ltd. and Bristol Investment Fund, Ltd. for the issuance of 4% convertible notes in the aggregate amount of $1,150,000. This amount was broken out into two equal closings of $575,000. The dates for each closing were November 14, 2002 and December 30, 2002. The notes are convertible into common stock at a conversion price of the lower of $ .24 or eighty percent (80%) of the average of the five lowest closing bid prices for the thirty (30) trading days prior to conversion. In addition, an aggregate of 670,842 common stock purchase warrants were issued to the investors, broken out evenly by closing date at 335,421. Each common stock purchase warrant has an exercise price of $.252 and $.204 for the respective closing dates of November 14, 2002 and December 31, 2002. Net proceeds for the closing dates November 14, 2002 and December 31,2002 amounted to $496,000 and $549,000 respectively. The offering of convertible notes was exempt from registration under Rule 506 of Regulation D and under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. All persons were accredited investors, represented that they were capable of analyzing the merits and risks of their investment.

On April 10, 2003, we entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Ellis Enterprises Ltd., Greenwich Growth Fund Limited, and 01144 Limited for the issuance of 4% convertible debentures in the aggregate amount of $600,000. The notes bear interest at 4% (effective interest rate in excess of 100%), mature on April 10, 2005, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.1166 or (ii) 80% of the average of the five lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before April 10, 2005 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 350,004 warrants to the investors. The warrants are exercisable until April 10, 2008 at a purchase price of $.1272 per share. Net proceeds amounted to approximately $540,000, net of debt issue cash cost of $60,000. The fair value of the warrants of $25,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $515,000 have been amortized over the life of the debt using the interest method. Upon conversion of the debt, any unamortized debt issue costs was charged to interest expense.

On June 30, 2003, we entered into a securities purchase agreement with two accredited investors, Alpha Capital Aktiengesellschaft, and Bristol Investment Fund Limited for the issuance of 4% convertible debentures in the aggregate amount of $500,000. The notes bear interest at 4% (effective interest rate in excess of 100% on the aggregate amount), mature on June 20, 2005, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.1023 or (ii) 80% of the average of the five lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before June 30, 2005 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 291,670 warrants to the investors. The warrants are exercisable until June 30, 2008 at a purchase price of $.1116 per share. Net proceeds amounted to approximately $437,500, net of debt issue cash cost of $62,500. The fair value of the warrants of $11,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $143,000 was amortized as interest expense over the life of the debt using the interest method. Upon conversion of the debt, any unamortized debt issue costs was charged to interest expense.




On September 17, 2003, we entered into a securities purchase agreement with three accredited investors, Alpha Capital Aktiengesellschaft, Bristol Investment Fund Limited and Ellis Enterprises Ltd for the issuance of 6% convertible debentures in the amount of $375,000. The notes bear interest at 6% (effective interest rate of 80% on the aggregate amount), mature on September 17, 2004, and are convertible into our common stock, at the holders' option, at the lower of
(i) $0.0474 or (ii) 78% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before September 17, 2004 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued 4,746,837 warrants to the investors. The warrants are exercisable until September 17, 2010 at a purchase price of $.0474 per share. Net proceeds amounted to approximately $334,500, net of debt issue cash cost of $40,500. The relative value (limited to the face amount of the debt) of all the warrants of $164,000 using Black Scholes option pricing model, cash cost of $40,500 and the beneficial conversion feature of approximately $170,500 will be amortized over the life of the debt using the interest method. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

On November 10, 2003, we entered into a securities purchase agreement with three accredited investors, Alpha Capital Aktiengesellschaft, Bristol Investment Fund Limited and Ellis Enterprises Ltd for the issuance of 6% convertible debentures in the amount of $375,000. The notes bear interest at 6% (effective interest rate of 80% on the aggregate amount), mature on November 10, 2004, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.0474 or (ii) 78% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before November 10, 2004 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued 4,746,837 warrants to the investors. The warrants are exercisable until November 10, 2010 at a purchase price of $.0474 per share. Net proceeds amounted to approximately $345,000, net of debt issue cash cost of $30,000. The relative value (limited to the face amount of the debt) of all the warrants of $127,000 using Black Scholes option pricing model, cash cost of $30,000 and the beneficial conversion feature of approximately $211,000 will be amortized over the life of the debt using the interest method. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

On December 12, 2003, we entered into a securities purchase agreement with La Jolla Cove Investors, Inc. for the issuance of a 7.75% convertible debenture in the aggregate amount of $250,000. The note bears interest at 7.75%, matures on December 12, 2005, and is convertible into our common stock, at the holders' option. The number of common shares this debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the product of the Conversion Price multiplied by ten times the dollar amount of the Debenture being converted, and the entire forgoing result shall be divided by the Conversion Price. The Conversion Price is defined as the lower of (i) $0.25 or (ii) 80% of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to Holder's election to convert. Beginning in the first full calendar month after the Registration Statement is declared effective, Holder shall convert at least 7%, but no more than 15% (such 15% maximum amount to be cumulative from the deadline), of the face value of the debenture per calendar month into our common shares, provided that the common shares are available, registered and freely tradable. In addition, we issued an aggregate of 2,500,000 warrants to the investors. The warrants are exercisable until December 12, 2006 at a purchase price of $1.00 per share. Holder will exercise at least 7%, but no more than 15% (such 15% maximum amount to be cumulative from the Deadline), of the Warrants per calendar month, provided that the Common Shares are available, registered and freely tradable. The 15% monthly maximum amount shall not be applicable if the Current Market Price of the Common Stock at anytime during the applicable month is higher than the Current Market Price of the Common Stock on the Closing Date. In the event Holder does not exercise at least 7% of the Warrants in any particular calendar month, Holder shall not be entitled to collect interest on the Debenture for that month. The fair value of the warrants of $18,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $219,000 will be amortized as interest expense over the life of the debt using the interest method. Upon conversion of the debt mentioned here, any unamortized debt issue costs will be charged to expense. As of December 31, 2003 the principal balance amounted to $250,000 and the unamortized debt discount amounted to approximately $243,000.

On August 18, 2004, we entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Greenwich Growth Fund Limited, Whalehaven Capital, LP and Whalehaven Fund Limited for the issuance of 7% convertible debentures in the aggregate amount of $700,000. The notes bear interest at 7% (effective interest rate of 146% on the aggregate amount), mature on August 18, 2007, and are convertible into our common stock, at the holders' option, at the lower of (i) $0.085 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before August 18, 2007 without the consent of the holder. The full principal amount of the convertible notes is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 7,063,774 warrants to the investors (3,531,887 Class A warrants and 3,531,887 Class B warrants).The Class A warrants are exercisable until August 18, 2009 at a purchase price of $.0935 per share. The Class B warrants are exercisable until August 18, 2009 at a purchase price of $.10625 per share. Net proceeds amounted to approximately $621,000, net of debt issue cash cost of $79,000. The fair value of the warrants of $323,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $298,000 will be amortized over the life of the debt using the interest method. Upon conversion of the debt, unamortized debt issue costs are charged to expense.

On October 28, 2004, we entered into a securities purchase agreement with four accredited investors, Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd. and Momona Capital Corp. for the issuance of 7% convertible debentures in the aggregate amount of $596,000. The notes bear interest at 7% (effective interest rate of 100% on the aggregate amount), mature on October 28, 2007 and are convertible into our common stock, at the holders' option, at the lower of (i) $0.074 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before October 28, 2007 without the consent of the holder. The full principal amount of the convertible note is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 11,825,398 Class A warrants and 11,825,398 Class B warrants to the investors. The warrants are exercisable until October 28, 2009 at a purchase price of $0.07 per share. Net proceeds amounted to approximately $532,000, net of debt issue cash cost of $64,000. The relative value (limited to the face amount of the debt) of all the warrants of $276,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $319,000 will be amortized over the life of the debt using the interest method. As of December 31, 2004, the balance owed was $266,000 and the unamortized discount amounted to $250,000. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.


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On December 23, 2004, we entered into a securities purchase agreement with Alpha
Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd. and Momona Capital Corp. for the issuance of 7% convertible debentures in the aggregate amount of $894,000. The notes bear interest at 7% (effective interest rate of 100% on the aggregate amount), mature on December 23, 2007 and are convertible into our common stock, at the holders' option, at the lower of
(i) $0.074 or (ii) 80% of the average of the three lowest closing bid prices for the common stock on a principal market for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before December 23, 2007 without the consent of the holder. The full principal amount of the convertible note is due upon default under the terms of convertible notes. In addition, we issued an aggregate of 22,183,622 Class A warrants and 22,183,622 Class B warrants to the investors. The warrants are exercisable until December 23, 2009 at a purchase price of $0.07 per share. Net proceeds amounted to approximately $835,000, net of debt issue cash cost of $59,000. The relative value (limited to the face amount of the debt) of all the warrants of $682,000 using Black Scholes option pricing model and the beneficial conversion feature of approximately $210,000 will be amortized over the life of the debt using the interest method. As of December 31, 2004, the balance owed was $854,000 and the unamortized discount amounted to $848,000. Upon conversion of the debt mentioned above, any unamortized debt issue costs will be charged to expense.

On March 18, 2005, we held our first closing pursuant to a Subscription Agreement we entered into with several accredited investors dated as of March 18, 2005, pursuant to which the investors subscribed to purchase an aggregate principal amount of $2,000,000 in 6% convertible promissory notes, and 100 Class A and Class B common stock purchase warrants for each 100 shares which would be issued on each closing date assuming full conversion of the convertible notes issued on each such closing date. We issued the aforementioned securities to the investors pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

$1,000,000 of the purchase price was paid to us by the investors on the initial closing date of March 18, 2005 and $1,000,000 of the purchase price will be paid to us pursuant to the second closing, which will take place on the 5th day after the actual effectiveness of the registration statement which we are required to file with the Securities and Exchange Commission registering the shares of our common stock, par value $.001 per share, issuable upon conversion of the promissory notes and exercise of the warrants.

The convertible notes bear simple interest at 6% per annum payable upon each conversion, June 1, 2005 and semi-annually thereafter and mature 3 years after the date of issuance. Each investor shall have the right to convert the convertible notes after the date of issuance and at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share shall be the lower of (i) $0.047 or (ii) 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days prior to, but not including, the conversion date as reported by Bloomberg, L.P. on any principal market or exchange where our common stock is listed or traded.

We issued an aggregate of 29,069,768 Class A common stock purchase warrants and 29,069,768 Class B common stock purchase warrants to the investors, representing 100 Class A and Class B warrants issued for each 100 shares which would be issued on the each closing date assuming full conversion of the convertible notes issued on each such closing date. The Class A warrants are exercisable until four years from the initial closing date at an exercise price of $0.045 per share. The Class B warrants are exercisable until four years from the initial closing date at an exercise price of $0.06 per share. The holder of the Class B warrants will be entitled to purchase one share of common stock upon exercise of the Class B warrants for each share of common stock previously purchased upon exercise of the Class A warrants.


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ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean One Voice Technologies, Inc., a Nevada corporation.

Exhibit No.             Description
------------            -----------

              PLANS OF ACQUISITION

    2.1 Merger Agreement and Plan of Reorganization with Conversational Systems, Inc. dated June 22, 1999 (filed herewith).

                             ARTICLES OF INCORPORATION AND BYLAWS

    3.1 Articles of Incorporation of Belridge Holdings Corp. filed with the Nevada Secretary of State on August 23, 1995 (incorporated by reference to Exhibit 3(i) to our Form 10-SB filed October 7,
              1999).

    3.2 Certificate of Amendment of Articles of Incorporation of Belridge Holdings Corp. changing its name to Dead On, Inc. (incorporated by reference to Exhibit 3(i) to our Form 10-SB filed October 7,
              1999). The Certificate originally filed on September 25, 1998, was canceled and re-filed with the Nevada Secretary of State on June 10, 1999.

    3.3 Articles of Merger for the merger of Conversational Systems, Inc. into Dead On, Inc. filed with the Nevada Secretary of State on July 14, 1999 with supporting documents (incorporated by reference to Exhibit 2 to our Form 10-SB, filed October 7, 1999). This document changed the name of the surviving entity, Dead On, Inc., to ConversIt.com, Inc.

    3.4 Certificate of Amendment of Articles of Incorporation of ConversIt.com, Inc. changing its name to One Voice Technologies, Inc. (incorporated by reference to Exhibit 2 to our Form 10-SB filed October 7, 1999).

    3.5       Bylaws of Belridge Holdings Corp. (incorporated by reference to
              Exhibit 3(ii) of our Form 10-SB, filed October 7, 1999).

    3.6 Amendment to Bylaws dated July 11, 2000 (excerpted) (incorporated by reference to Exhibit 4.3 of our Form S-8, filed October 3,
              2000).

    3.7 Certificate of Amendment of Articles of Incorporation increasing One Voice's common stock to 250,000,000.

                       INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS

    4.1 Common Stock Purchase Warrant with Veritas SG Investments from the January 2000 offering (incorporated by reference to Exhibit 4.1 of our Form SB-2, filed November 11, 2000).

    4.2 Form of Common Stock Purchase Warrant from the March 2000 offering (incorporated by reference to Exhibit 4.1 of our Form SB-2, filed November 11, 2000).

    4.3 Securities Purchase Agreement ("SPA") with Nevelle Investors LLC dated October 3, 2000, and Form of Debenture (Exhibit A to the
              SPA), Form of Warrant (Exhibit B to the SPA), Conditional Warrant dated October 3, 2000 (Exhibit C to the SPA) and Registration Rights Agreement dated October 3, 2000 (Exhibit E to the SPA), each with Nevelle Investors LLC (incorporated by reference to Exhibit 4 to our Form 10-QSB, filed November 14, 2000).

                           OPINION REGARDING LEGALITY

    5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith).

                               MATERIAL CONTRACTS

    10.1 Employment Agreement with Dean Weber dated July 14, 1999 (incorporated by reference to Exhibit 10 to our Form 10-SB, filed October 7, 1999). This agreement was amended on April 10, 2000, to increase Mr. Weber's annual salary to $252,000.

    10.2 Consulting Agreement with KJN Management Ltd. For the services of Rahoul Sharan dated July 14, 1999 (incorporated by reference to
              Exhibit 10 to our Form 10-SB, filed October 7, 1999). This agreement was amended on April 10, 2000, to increase the annual consulting fee to $180,000.

    10.3 Software Agreement with IBM/OEM dated September 21, 1999 (incorporated by reference to Exhibit 4.4 to our Form SB-2 filed November 20, 2000).

    10.4 Software License Agreement with Philips Spech Processing dated March 3, 2000 (incorporated by reference to Exhibit 4.4 to our Form SB-2 filed November 20, 2000).

    10.5 Amended and Restated 1999 Stock Option Plan (incorporated by reference to Exhibit 4.4 to our Form S-8, Amendment No. 1, filed October 4, 2000).

    10.6 Subscription Agreement dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

    10.7 Alpha Capital Note dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12,
              2002)

    10.8 Alpha Capital Warrant dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

    10.9 Stonestreet Note dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12,
              2002)

    10.10 Stonestreet Warrant dated August 8, 2002 (incorporated by reference to our registration statement on Form SB-2 filed September 12, 2002)

    10.11 Subscription Agreement dated November 14, 2002 (incorporated by reference to our registration statement on Form SB-2 filed April 30, 2003)

    10.12 Alpha Capital Note dated November 14, 2002 (incorporated by reference to our registration statement on Form SB-2 filed April 30, 2003)

    10.13 Alpha Capital Warrant dated November 14, 2002 (incorporated by reference to our registration statement on Form SB-2 filed April 30, 2003)

    10.14 Ellis Note dated November 14, 2002 (incorporated by reference to our registration statement on Form SB-2 filed May 6, 2003)

    10.15 Ellis Warrant dated November 14, 2002 (incorporated by reference to our registration statement on Form SB-2 filed May 6, 2003)

    10.16 Bristol Note dated November 14, 2002 (incorporated by reference to our registration statement on Form SB-2 filed May 6, 2003)

    10.17 Bristol Warrant dated November 14, 2002 (incorporated by reference to our registration statement on Form SB-2 filed April 30, 2003)

    10.18 Subscription Agreement dated April 10, 2003 (incorporated by reference to our registration statement on Form SB-2 filed April 30, 2003)

    10.19 Form of Warrant dated June 30, 2003 (incorporated by reference to our registration statement on Form SB-2 filed April 30, 2003)

    10.20 Subscription Agreement dated September 17, 2003 (incorporated by reference to our registration statement on Form SB-2 filed October 20, 2003)

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

    10.21 Form of convertible note dated September 17, 2003 (incorporated by reference to our registration statement on Form SB-2 filed October 20,2003)

    10.22 Form of Warrant dated September 17, 2003 (incorporated by reference to our registration statement on Form SB-2 filed October 20, 2003)

    10.23 Security Agreement dated September 17, 2003 (incorporated by reference to our registration statement on Form SB-2 filed October 20, 2003)

    10.24 Modification Agreement dated September 17, 2003 (incorporated by reference to our registration statement on Form SB-2 filed October 20, 2003)

    10.25 La Jolla Convertible Debenture (incorporated by Reference to our registration statement on Form SB-2 filed December 22, 2003)

    10.26 La Jolla Registration Rights Agreement (incorporated by reference to our registration statement on Form SB-2 filed December 22,
              2003)

    10.27 La Jolla Letter Agreement (incorporated by reference to our registration statement on Form SB-2 filed December 22, 2003)

    10.28 La Jolla Securities Purchase Agreement (incorporated by reference to our registration statement on Form SB-2 filed December 22,
              2003)

    10.29 La Jolla Warrant (incorporated by reference to our registration statement on Form SB-2 filed December 22, 2003)

    10.30 La Jolla Letter Agreement (incorporated by reference to our registration statement on Form SB-2 filed December 22, 2003)

    10.31 Subscription Agreement dated August 18, 2004 (incorporated by reference to our registration statement on Form SB-2 filed September 7, 2004)

    10.32 Form of Convertible Note dated August 18, 2004 (incorporated by reference to our registration statement on Form SB-2 filed September 7, 2004)

    10.33 Form of Class A Warrant dated August 18, 2004 (incorporated by reference to our registration statement on Form SB-2 filed September 7, 2004)

    10.34 Form of Class B Warrant dated August 18, 2004 (incorporated by reference to our registration statement on Form SB-2 filed September 7, 2004)

    10.35 Subscription Agreement, dated October 28, 2004, by and among One Voice Technologies, Inc., Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd., and Momona Capital Corp. (incorporated by reference to our current report on Form 8-K filed November 9, 2004)

    10.36 Fund Escrow Agreement dated October 28, 2004, by and among One Voice Technologies, Inc., Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd., Momona Capital Corp., and Grushko & Mittman, P.C. (incorporated by reference to our current report on Form 8-K filed November 9,
              2004)

    10.37     Form of Convertible Note issued to Alpha Capital
              Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd., and Momona Capital Corp. (incorporated by reference to our current report on Form 8-K filed November 9,
              2004)

    10.38 Form of Class A Share Purchase Warrant issued to Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd., and Momona Capital Corp. (incorporated by reference to our current report on Form 8-K filed November 9,
              2004)

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

    10.39 Form of Class B Share Purchase Warrant issued to Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Ellis International Ltd., and Momona Capital Corp. (incorporated by reference to our current report on Form 8-K filed November 9,
              2004)

    10.40 Subscription Agreement, dated March 18, 2005, by and among One Voice Technologies, Inc. and the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed March 24, 2005)

    10.41 Form of Convertible Note of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K/A filed June 3,
              2005)

    10.42 Form of Class A Common Stock Purchase Warrant of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed March 24, 2005)

    10.43 Form of Class B Common Stock Purchase Warrant of One Voice Technologies, Inc. issued to the investors named on the signature pages thereto. (incorporated by reference to our current report on Form 8-K filed March 24, 2005)

                         CONSENTS OF EXPERTS AND COUNSEL

    23.1 Consent of independent registered public accounting firm (filed herewith).

    23.2      Consent of legal counsel (see Exhibit 5).


ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

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

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California, on July 1, 2005.


ONE VOICE TECHNOLOGIES, INC.



                BY: /S/ DEAN WEBER
                    ----------------------------
                    DEAN WEBER, PRESIDENT,
                    CHIEF EXECUTIVE OFFICER
                    (PRINCIPAL EXECUTIVE OFFICER)
                    & DIRECTOR



                BY: /S/ RAHOUL SHARAN
                    ------------------------------
                    RAHOUL SHARAN, CHIEF FINANCIAL
                    OFFICER (PRINCIPAL ACCOUNTING
                    AND PRINCIPAL FINANCIAL
                    OFFICER) & DIRECTOR



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



      SIGNATURE                         TITLE                          DATE


/s/ Dean Weber            Chief Executive Officer (Principal        JULY 1, 2005
---------------------     Executive Officer), Director
Dean Weber


/s/ Rahoul Sharan         Chief Financial Officer (Principal        JULY 1, 2005
---------------------     Accounting and Principal Financial
Rahoul Sharan             Officer), Director


/s/ Bradley J. Ammon      Director                                  JULY 1, 2005
---------------------
Bradley J. Ammon



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